APPRAISAL REPORT

                                       OF

                                  PARKER CENTER
                             208 S. TYNDALL PARKWAY
                                 PARKER, FLORIDA

                                    (C97-151)



                                       FOR



                                MR. LARRY MILLER
                             MERRILL LYNCH & COMPANY
                      WORLD FINANCIAL CENTER - NORTH TOWER
                               NEW YORK, NY 10281



                                      AS OF

                                 AUGUST 9, 1997
                                OCTOBER 17, 1997

                                       BY

                        HOWARD J. PORTER, JR., MAI, CCIM
                      MATTHEW S. RICE, ASSOCIATE APPRAISER
                            H. J. PORTER & ASSOCIATES
                                 631 STAGE ROAD
                                   P.O. BOX 28
                           AUBURN, ALABAMA 36831-0028
                                 (334) 826-8682



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                            H.J. Porter & Associates
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                     [H.J. PORTER & ASSOCIATES - LETTERHEAD]



                                                              September 11, 1997
Mr. Larry Miller
Merrill Lynch and Company
World Financial Center - North Tower
New York, NY 10281

                                              Re:  Parker Center Shopping Center
                                                   208 S. Tyndall Parkway,
                                                   Parker, Florida

Dear Mr. Miller:

At your request, the undersigned Associate has inspected and we have made an appraisal of the above referenced property. The purpose of this appraisal was to determine the "As Is" market value of the leased fee interest and the Prospective Market Value "At Stabilized Occupancy" of the leased fee interest in the subject property, one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under single management, and subject to stringent release provisions. As such, the estimated values of the subject property are subject to the above conditions.

This complete appraisal, communicated in a self contained narrative report, has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP) as amended by the Comptroller of the Currency.

The property was valued at two points in time: "As Is", as of the date of inspection by the Associate Appraiser and "At Stabilized Occupancy", as of the projected lease commencement date for Movie Gallery. Based on information found in the lease agreement, the Movie Gallery lease is projected to commence on October 17, 1997. Thus, there is an approximate two month rent loss to bring the property to a stabilized occupancy level. Also, the landlord is providing a tenant improvement allowance that is payable within ten days from lease commencement.

Based upon our investigation into the subject property, and its current economic environment, we are of the opinion that the subject's leased fee interest has market values as follows:



    123 N. College St., Ste. 100 o P.O. Box 28 o Auburn, Alabama 36830 o
                        (334)826-8682 o Fax (334)826-3827
 14 Office Park Circle, Suite 230 o Birmingham, Alabama 35223 o (205)871-3600 o
                                Fax (205)879-3762
418 Scott Street o Montgomery, Alabama 36104 o (334)262-8331 o Fax (334)262-8325

                  Real Estate Research, Appraisal & Counseling

Mr. Larry Miller
September 11, 1997
Page #2


PROSPECTIVE MARKET VALUE ESTIMATE
"AT STABILIZED OCCUPANCY"
AS OF OCTOBER 17, 1997


                    FIVE MILLION SIX HUNDRED THOUSAND DOLLARS
                    -----------------------------------------
                                  ($5,600,000)


"AS IS" MARKET VALUE ESTIMATE
AS OF AUGUST 9, 1997


                FIVE MILLION FIVE HUNDRED SIXTY THOUSAND DOLLARS
                ------------------------------------------------
                                  ($5,560,000)


Please note that this report is subject to the contingent and limiting conditions as found in the addendum. It should be noted that our employment was not conditional upon our producing a specific value with a given range. Future employment prospects with Merrill Lynch and Co. are not dependent upon our producing a specified value. Also, neither payment of our fee, nor our employment are/were based upon whether a loan application is approved or disapproved. We appreciate the opportunity to be of service to you in this matter.

The attached report is submitted in support of these conclusions.

                                      Yours very truly,

/s/ Howard J. Porter
Howard J. Porter, Jr., MAI, CCIM
Certified General Real Property Appraiser
Alabama Certificate #G51


/s/ Matthew S. Rice
Matthew S. Rice, Associate
Certified General Real Property Appraiser
Florida Temporary Practice Permit #0001152


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                            H.J. Porter & Associates
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                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS


PROPERTY IDENTIFICATION:                 Parker Center
         208 S. Tyndall Parkway
         Parker, Fl.

PROPERTY RIGHT APPRAISED:                Leased Fee Estate

HIGHEST AND BEST USE
AS VACANT AND IMPROVED:                  Neighborhood Shopping Center

DATES OF VALUE:
         "As Is":                        August 9, 1997
         "At Stabilized Occupancy":      October 17, 1997

SITE DATA:                               7.33 Acres or 319,309 Sq. Ft.

BUILDING DATA:                           71,995 Sq. Ft. - GBA
                                         68,680 Sq. Ft. - NLA divided as:
                                                Winn Dixie -      44,000 Sq. Ft.
                                                Scotty's -        19,880 Sq. Ft.
                                                Movie Gallery -    4,800 Sq. Ft.

ESTIMATED LAND VALUE:                    $806,000

PROSPECTIVE MARKET VALUE INDICATIONS
"AT STABILIZED OCCUPANCY":

         Cost Approach                   $4,980,000
         Income Approach                 $5,650,000
         Sales Comparison Approach       $5,450,000

PROSPECTIVE MARKET VALUE
"AT STABILIZED OCCUPANCY":               $5,600,000

"AS IS" MARKET VALUE:                    $5,560,000



                                                  H.J. Porter & Associates, Inc.
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                                TABLE OF CONTENTS

Intended Use of Appraisal .................................................    1
Environmental Considerations ..............................................    1
Scope of the Assignment ...................................................    1
Type Appraisal/Type Report ................................................    2
Date of Value Estimate ....................................................    2
Exposure Time .............................................................    2
Property Ownership ........................................................    3
Property Location .........................................................    3
Zoning/Public Utilities ...................................................    4
Legal Description/Land Size ...............................................    4
Ad Valorem Tax Analysis ...................................................    6
Purpose of Appraisal/Definition of Value ..................................    8
Rights Appraised ..........................................................    8
Area Analysis - Pensacola, Florida ........................................    9
Neighborhood Analysis .....................................................   13
Site Analysis .............................................................   15
Description of Improvements ...............................................   17
Highest and Best Use ......................................................   19
The Appraisal Process .....................................................   21
Land Value - Direct Comparison ............................................   24
Cost Approach to Value ....................................................   30
Income Approach to Value ..................................................   34
Sales Comparison Approach .................................................   52
Reconciliation and Final Value Estimate ...................................   66
Valuation - "As Is" .......................................................   67
Certification .............................................................   70

EXHIBITS
         Location Map ...........................................  Facing Page 3
         Area Map ...............................................  Facing Page 9
         Subject Photographs .................................... Facing Page 13
         Site Plan .............................................. Facing Page 15
         Land Sales Map ......................................... Facing Page 28
         Rental Map ............................................. Facing Page 35
         Improved Sales Map ..................................... Facing Page 63

ADDENDUM II
         Korpacz Real Estate Investor Survey
         Engagement Letter
         Assumptions and Limiting Conditions
         Qualifications


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INTENDED USE OF APPRAISAL                                                      1

This appraisal has been requested to function as an underwriting guide for mortgage loan purposes and for use in securitization of mortgages. Accordingly, this appraisal may be provided by Merrill Lynch & Co. to potential investors in a securitization or other sale of mortgage loans.

The appraisal is undertaken without departure in accordance with USPAP as promulgated by the Appraisal Foundation.

ENVIRONMENTAL CONSIDERATIONS

No current Environmental Site Assessment was provided to the appraisers. According to a Phase I Environmental Site Assessment conducted June 2, 1995 by Southern Earth Sciences, Inc., no evidence of recognized adverse environmental conditions in connection with the subject property was noted, except for asbestos containing materials identified in a previous asbestos survey. No current asbestos survey was provided. The appraised value contained herein assumes that the subject is free of any environmental contamination or atypical soil conditions.

SCOPE OF THE ASSIGNMENT

The subject property, a neighborhood shopping center, is one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under one management, and subject to stringent release provisions.

The scope of the assignment includes undertaking the three traditional approaches to value with consideration given to the current status of the retail market in Parker, Florida and the surrounding market area. In the Cost Approach, local real estate professionals and appraisers were contacted and a search of public records undertaken to locate comparable land sales. A detailed inspection of the site and improvements was made by the Associate Appraiser. Construction details were obtained from the physical inspection and a site plan prepared by Holmes - Wilkens Architects dated April 10, 1995. Current cost estimates were obtained from the Marshall Valuation Service, a nationally recognized cost service indexed to the Panama City, Florida market. Parker, Florida is located approximately two miles east of the city limits of Panama City in Bay County.

In the Income Approach to Value, a survey of local retail market conditions was made by interviewing local leasing and management agents to determine if the contract rents for the local shop space was competitive and market oriented. Expense comparables were studied and local management companies were interviewed to estimate the appropriate expense deductions. The resulting net operating income was then capitalized into a present value estimate by direct capitalization. Where information was provided, the comparable improved sales found in the market approach sold on direct capitalization of stabilized net operating income rather than


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SCOPE OF THE APPRAISAL - (CONTINUED)                                           2

discounted cash flow analysis. The overall capitalization rate was derived from market sales, built-up rates using current market rates for debt and equity, and from published investor surveys.

The Sales Comparison Approach was developed after a search for sales of similar shopping centers. To locate appropriate sale comparables, Realtors(R), appraisers, mortgage lenders, and developers were interviewed. The sales located were compared to the subject with adjustments made for items of difference.

After development of the three approaches, the value indications derived were reconciled to provide a value estimate for the subject property as of the effective date of appraisal.

TYPE APPRAISAL/TYPE REPORT

In accordance with the Uniform Standard of Profession Appraisal Practice, the appraisers have performed a "Complete" appraisal according to Standard Rule 1 and the communication to the client is a "Self-Contained Appraisal Report" in accordance with Standard Rule 2-2a.

DATE OF VALUE ESTIMATE

The subject was valued at two points in time: "As Is", as of the date of inspection by the Associate Appraiser and "At Stabilized Occupancy", as of the estimated date of stabilized occupancy - October 17, 1997. The "At Stabilized Occupancy" value represents a prospective market value estimate. The data utilized in preparing this appraisal was researched, gathered, and/or updated during the period August 9 through September 10, 1997. The Date of the Report is September 11, 1997, which is the date of the transmittal letter.

The Dictionary of Real Estate Appraisal, 3rd Edition. Page 283, defines Prospective Value Estimate as:

     "A forecast of the value expected at a specified future date. A prospective value estimate is most frequently sought in connection with real estate projects that are proposed, under construction, or under conversion to a new use, or those that have not achieved sellout or a stabilized level of long-term occupancy at the time the appraisal report is written."

EXPOSURE TIME

The estimated exposure time for the subject property, to obtain the values communicated herein, is estimated to have been one year or less. This exposure period assumes competent sales and marketing efforts, the property


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                                  Location Map






                                                                               3
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PROPERTY OWNERSHIP

The subject property is under the ownership of:


                             59 West Partners, Ltd.
                                 P.O. Box 680176
                              250 Washington Street
                            Prattville, AL 36067-3603


The 8.125 acre property was purchased by the current owners on June 2, 1995 from Rhodonite Investments, N.V. for $1,068,000. According to Woody Camp, a representative with the Grantee, at the time of purchase the property contained a net rentable area of approximately 61,820 square feet. At the time of purchase, the center was mostly vacant and in poor overall condition. Since the purchase, the shopping center was renovated, and the space now occupied by Winn Dixie was completely re-built. Also, substantial site improvements have been performed since the purchase. It should be noted that the sale on June 2, 1995 included an approximate 34,612 square foot out-parcel that is not included as a part of the collateral and thus is not included as a part of this appraisal.

To the best of our knowledge, no other transactions involving the subject property have occurred in the five years prior to the date of appraisal. Additionally, to the best of our knowledge, there are no pending offers to purchase the subject property nor is it currently listed for sale.

PROPERTY LOCATION

The subject property is located on the west side of U.S. Highway 98, approximately 228 feet south of Cherry Street. The subject property also has
53.20 feet of frontage along Cherry Street. The property is within the city limits of Parker, Florida in Bay County. It is located by street address as:

                                  Parker Center
                             208 S. Tyndall Parkway
                                 Parker, Florida


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                                                                               4
ZONING/PUBLIC UTILITIES

The subject property is located in the city limits of Parker, Florida and is subject to Parker's zoning regulations. The site is currently zoned GC, General Commercial. The purpose of this district is to provide areas for high intensity commercial development including retail sales and services, wholesale sales, shopping centers, office complexes, and other compatible land uses.

This zoning classification calls for a minimum side yard setback of 7 feet, minimum rear yard setback of 5 feet, minimum setback of 20 feet from the road right-of-way, and minimum space of 10 feet between buildings. The maximum allowed building height is 25 feet. There is no maximum floor area ratio. The parking requirement is one space per 300 square feet of gross floor area. Based on an inspection of the property, the improvements appear in conformance with the current zoning requirements.

The subject has all necessary utilities including electricity, gas, water, sanitary sewer, and telephone in sufficient quantities to sustain commercial development. Public services such as police and fire protection are provided by the City of Parker.

LEGAL DESCRIPTION/LAND SIZE

The legal description for the subject was obtained from the owners, 59 West Partners, Ltd. The subject property is legally described as:

     Commencing at the northeast corner of Lot 3, Block "E", William
     L. Wilson Plat, as per plat recorded in the Office of the Clerk of the Circuit Court of Bay County, Florida, run in 89 degrees 52' W along the northern boundary of said Lot 3, a distance of 37 feet to a point on the west R/W line of U.S Highway 98, said point being the POINT OF BEGINNING of the property herein described; thence continuing N 89 degrees 52' W along said northern boundary of Lot 3, a distance of 125 feet to a point; thence run S 00 degrees 01' E, 100 feet to a point; thence run N 89 degrees 52' W478.45 feet to a point on the western boundary of aforementioned Lot 3; thence run N 00 degrees 14'36" E along said western boundary of Lot 3, and the western boundary of Lots 1 and 2 of said Block "E", William L. Wilson Plat, 727 feet to a point on the south R/W line of Cherry Street; thence run S 89 degrees 52' E along said South line of Sherry Street, 284 feet to a point; thence run S 89 degrees 52' E, 227.25 feet to a point on the aforementioned west R/W line of U.S. Highway 98; thence along said west line of U.S. Highway 98, as follows: S 00 degrees 01' E, 95 feet, S 89 degrees 59' W, 10 feet; thence S 00 degrees 01' E, 304.40 feet to the POINT OF BEGINNING containing 353,920.96 square feet or 8.125 acres.

     NOTE: AN OUT-PARCEL LOCATED AT THE EXTREME NORTHWEST PORTION OF THE PROPERTY ALONG CHERRY STREET IS INCLUDED AS A PART OF THE ABOVE LEGAL DESCRIPTION. THE OUT-PARCEL, WHICH CONTAINS 34,612 SQUARE FEET, OR .79 ACRES, IS NOT A PART OF THE COLLATERAL, ACCORDING TO DISCUSSIONS WITH REPRESENTATIVES WITH THE OWNER OF THE PROPERTY. THUS, THE SUBJECT SITE BEING APPRAISED CONSISTS OF 319,309 SQUARE FEET, WHICH EXCLUDES THE AREA WITHIN THE OUT-PARCEL.


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LEGAL DESCRIPTION/LAND SIZE - (CONTINUED)                                      5

The subject property is irregular in shape and contains a total land area of
7.33 acres. The subject parcel has approximately 399 feet of frontage on the west side of Tyndall Parkway (U.S. Highway 98) and 53.20 feet along Cherry Street.

As indicated previously, the subject property is one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under single management, and subject to stringent release provisions. The other shopping centers included in the portfolio are listed as follows:

Greenbrier Station Shopping Center
Anniston, AL

Clanton Marketplace
Clanton, AL

Betts Crossing Shopping Center
Opelika, AL

Opp Marketplace
Opp, AL

Russell Crossing Shopping Center
Phenix City, AL

29 North Shopping Center
Cantonment, FL

Nine Mile Plaza Shopping Center
Pensacola, FL

59 West Shopping Center
Bessemer, AL

The "Y" Shopping Center
Panama City Beach, FL

Mandeville Marketplace
Mandeville, LA

Brownsville Place Shopping Center
Brownsville, TN


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LEGAL DESCRIPTION/LAND SIZE - (CONTINUED)                                      6

Chicot Crossing Shopping Center
Pascagoula, MS

Delchamps Plaza
Long Beach, MS

One Main Place
Moss Point, MS


AD VALOREM TAX ANALYSIS

The subject parcel is under the taxing authority of the Bay County Property Appraiser's Office. The 1997 millage rate has not yet been determined. The property was found on the 1996 tax rolls as:

Assessed to:                             59 West Partners
                                         725 East Main Street
                                         Prattville, AL 36067

Parcel I.D. #:                           24920-020-000*

       Value:                            Land:                    $203,750
                                         Improvements:            $708,973
                                                                  --------
                                         Total:                   $912,723

       Assessment Ratio:                 100%

       Local Millage Rate:               $15.1402 per $1,000 of assessed value

       Annual Tax:                       $13,819

* This tax parcel includes a 34,490 square foot out-parcel that is not a part of the property being appraised.

The subject property was renovated in 1995 and the Winn Dixie portion of the shopping center was completely rebuilt in 1996. Considering the recent property upgrades and overall property improvements, it is anticipated that the assessment on the subject property will increase. The comparable properties used to estimate the subject's assessed value are illustrated in the following table.



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AD VALOREM TAX ANALYSIS - (CONTINUED)                                          7


================================================================================
AD VALOREM TAX COMPARABLES
================================================================================
Comparable Name              Yr. Built   Size- SF   App. Value      Value/SF
23rd Street Plaza               1986      99,806    $3,307,529       $33.14
Middle Beach Shop. Cntr.        1994      69,877    $3,320,453       $47.52
================================================================================

The 23rd Street Plaza is an older center that is in good overall condition. Middle Beach Shopping Center is one of the newer shopping centers constructed in Bay County. The subject's assessment, considering the recent expansion and renovations, is estimated to fall near the upper end of the tax comparable range. Based on these comparables, the tax assessor's value is estimated to be $42.00 per square foot. From this estimate of value, the subject's taxes are calculated in the following table, which shows a division of taxes between Winn Dixie and the remainder of the shopping center. Winn Dixie's size estimate is based upon the gross building area.

========================================================================
SUBJECT'S ESTIMATED TAX
========================================================================
                                   Total      Winn Dixie     Remainder
Building Area                      71,995       47,315         24,680
Estimated Value Per SF             $42.00       $42.00         $42.00
                                   ------       ------         ------
Total Estimated Assessed Value   $3,023,790   $1,987,230     $1,036,560
1996 Millage Rate                 .0151402     .0151402       .0151402
Estimated Tax                      $45,781      $30,087        $15,694
Estimated Tax Per SF                $0.64        $0.64          $0.64
========================================================================


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                                                                               8
PURPOSE OF APPRAISAL/DEFINITION OF VALUE

The purpose of the appraisal is to estimate the market value of the leased fee interest in the subject property. Market Value is defined by the Appraisal Standards Board of the Appraisal Foundation in the Glossary to the Uniform Standards of Professional Appraisal Practice (1997), as:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.   Buyer and seller are typically motivated;

2. Both parties are well informed or well advised, and acting in what they consider their best interest;

3.   A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. Dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.


RIGHTS APPRAISED

The ownership interest in the subject property appraised is the "Leased Fee Estate." The Dictionary of Real Estate Appraisal, 3rd Edition, Page 204, defines Leased Fee Estate as, " an ownership interest held by a Landlord with the right of use and occupancy conveyed by lease to others. The rights of lessor "the leased fee owner" and the leased fee are specified by contract terms contained within the lease." A lease Synopsis for each of the subject's tenant leases is found in the addendum.



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                                    AREA MAP
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                                                                               9

AREA ANALYSIS - PANAMA CITY/BAY COUNTY, FL

The four basic factors which must be considered in analyzing an area are:

(1)  Physical and Locational Factors;
(2)  Economic and Financial Factors;
(3)  Political and Governmental Factors; and
(4)  Sociological Factors

Each of these factors is discussed briefly with conclusions as to their effect on the subject property.

PHYSICAL AND LOCATIONAL FACTORS

The subject property is located in Parker, Florida. Parker, Florida is located approximately two miles east of the city limits of Panama City in Bay County. The Bay County-Panama City area of Florida is located on the Gulf of Mexico in the Panhandle region of northwest Florida. Panama City, the county seat and principal city of Bay County, is located approximately 98 miles southwest of Tallahassee, 81 miles south of Dothan, Alabama, 103 miles east of Pensacola, 300 miles southwest of Atlanta, 270 miles west of Jacksonville, Florida, and approximately 315 miles east of New Orleans, Louisiana. The average annual temperature is 68.8 degrees. Average summer temperature is 81.9 and the average winter temperature is 53.2. Annual precipitation average is 57.86 inches. Prevailing winds are southerly in the summer and northerly in the winter. The topography of the area is level.

Panama City is well-known for its beaches and popular tourist attractions. St. Andrews Bay surrounds much of Panama City providing protected harbor for facilities at the growing port of Panama City complex. Located in Bay County are Tyndall Air Force Base and the Naval Coastal Systems Center.

Bay County's local highway network includes U.S. Highways 98 and 231, and Florida Routes 20, 22, 77 and 79. Interstate Highway 10 is located 13 miles from the northern portion of Bay County. From Panama City, Interstate 10 is approximately 40 miles.

Commercial airline service at the Panama City/Bay County International Airport is provided by Northwest Airlink to Memphis, USAir Express to Tampa/Orlando, and Atlantic Southeast Airlines to Atlanta. A 55,000 square foot airport terminal was opened in 1995. Intercity bus service is provided by Southern Greyhound. The Bay Line Railroad provides freight service to Panama City business and industry and to Port Panama City. The "Bay Line" provides direct service to major industries and industrial parks in the area and interconnects with the CSX Transportation Company. Norfolk Southern Railroad in Dothan, Alabama. Port Panama City, a deepwater port (32 feet), is located directly on the Gulf Intra-Coastal Waterway and provides barge facilities as well as deep water berthing. Port Panama City was awarded Foreign Trade Zone status and is listed as Zone #65.


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AREA ANALYSIS-PANAMA CITY/BAY COUNTY, FL - (CONTINUED)                        10

ECONOMIC AND FINANCIAL FACTORS

Total employment in Bay County in May 1996 reached approximately 62,131. Because Panama City is a leading tourist location, they have large swings in their unemployment rates. According to the Florida Department of Labor and Employment Security, the January unemployment rate ranged from 10.4% to 12.9% between 1994 and 1996. By comparison, the June rate, during the same period ranged from 5.0% to 7.4%. The average annual unemployment rate in 1996 was 6.3%, an improvement from the 1995 average annual rate of 6.8%.

Leading economic sectors, based on relative employment levels, include:

         1.  Government
         2.  Retail and wholesale trade
         3.  Services
         4.  Manufacturing

Two of the primary factors of the area's economy are Tyndall Air Force Base and the Coastal Systems Station. Tyndall, located on a 29,000 acre reservation in southeastern Bay County, houses the 325th Fighter Wing, Headquarters 1st Air Force, Southeast Air Defense Sector, Weapons Evaluation Group and United State Air Force Civil Engineering Support Agency. Approximately 6,469 military and civilian personnel are employed at Tyndall. The base also services 8,476 military retirees in the area. The total economic impact in the local area was
340.4 million in fiscal 1996.

The Coastal System Station, located on 648 acres along St. Andrew Bay, is a major research and development facility in support of naval operations that take place primarily in coastal regions, such as amphibious missions, swimmer operations, diving and salvage, and mine countermeasures. The U. S. Navy School of Diving and Salvage is headquartered at NCSC. The base employs 1,369 civilian and military personnel. The total economic impact of the Naval Coast System is estimated at about 272 million annually.

Bay County is home of some 132 small and large manufacturers. Many are located in the industrial park sites which include the Hugh Nelson Industrial Park, Port Panama City Industrial Park, Bay Line Industrial Park and the Bay Industrial Park. All these parks feature complete utilities and offer easy access to the county's transportation network.

According to the Florida Statistical Abstract/1996, the population of Bay County increased from 126,994 in 1980 to 142,159 in 1996, an increase of 11.9%. The county population is projected to reach 150,242 by the year 2000 and 171,420 by the year 2010. Regardless of which population figures are used, the growth rate has been above the national average and is expected to continue into the next decade. The table below illustrates the population growth of Bay County from 1970 to 1996 and is based on the US Census count, as well as estimates obtained form the Florida Statistical Abstract/1996.


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AREA ANALYSIS-PANAMA CITY/BAY COUNTY, FL - (CONTINUED)                        11

ECONOMIC AND FINANCIAL FACTORS

       ===================================================
           YEAR                            POPULATION
           ----                            ----------

           1970                              75,283

           1975                              89,900

           1980                              97,740

           1985                             119,503

           1990                             126,994

           1996                             142,159

       ===================================================

According to the Department of Revenue, Florida Department of Commerce, taxable sales in Bay County has increased annually since 1990. The table below illustrates this growth.

       ===================================================

           YEAR              SALES          % CHANGE
           ----              -----          --------

           1986           $981,466,069

           1987         $1,105,562,692        12.6

           1988         $1,144,105,257         3.5

           1989         $1,140,947,288         -.3

           1990         $1,214,344,132         6.4

           1991         $1,260,193,186         3.8

           1992         $1,389,842,586        10.3

           1993         $1,503,982,005         8.2

           1994         $1,698,365,302        12.9

           1995         $1,811,264,716         6.6

           1996         $1,845,621,286         1.9

       ===================================================

POLITICAL AND GOVERNMENTAL FACTORS

Bay County has eight incorporated municipal governmental jurisdictions, with unincorporated areas governed by the Board of Bay County Commissioners. Each municipality has a mayor/commissioner form of government.

Florida has no personal state income tax or inheritance tax. There is a state corporate tax of 5.5% of net income with an exemption on the first $5,000 of corporate profit and a retail sales tax of 6.5%. The city of Panama City has a 1% sales tax. Ad valorem taxes combine city, county, and school district levies, plus the special assessments.


                                                  H.J. Porter & Associates, Inc.
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AREA ANALYSIS-PANAMA CITY/BAY COUNTY, FL - (CONTINUED)                        12

POLITICAL AND GOVERNMENTAL FACTORS - (CONTINUED)

Bay County District Public Schools serve a population of more than 136,000 people within a geographic area of 758 square miles. The school district is the 21st largest in Florida, with an enrollment in excess of 26,500 students. Area students attend 33 school centers throughout the county. These schools include 20 elementary, 6 middle schools, 4 senior high schools, 3 special purpose schools and 1 vocational-technical facility. Higher education opportunities include the Gulf Coast Community College and the Florida State University, Panama City Campus.

SOCIOLOGICAL FACTORS

Bay County has a wide variety of cultural organizations that enhance the quality of life for county and area residents. They include the Music Association, Art Association, Friends of the Library and the Historical Society. Bay County also houses the Diving Museum, the only deepwater diving museum in the United States. Spiritual needs are net by over 150 churches with most denominations represented.

The Gulf of Mexico, Deer Point Lake, and other waterways and mild year-round climate combine to make Bay County one of the most popular recreational areas in the Southeast. It is nationally known for the sugar-white sand beaches and resort attractions.

Bay Medical Center has 302 beds and 187 physicians in 28 fields of specialized medicine and a total personnel count in excess of 1,600. In addition to this facility, the Columbia Gulf Coast Medical Center serves the Bay County area with 176 acute care hospital beds.

CONCLUSIONS

In summary, the Bay County and Panama City area has experienced substantial growth in population, jobs and resort popularity over the past twenty years, and continued economic and population growth is projected. The population of the county is projected to increase by between 20.6% between 1996 and 2010. Sustained by the importance of Tyndall Air Force Base and the Coastal System Station and the economic importance of the deepwater port, Bay County has been a draw for many non-military industries.


                                                  H.J. Porter & Associates, Inc.
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                               SUBJECT PHOTOGRAPHS
                                  [PHOTOGRAPH]


1.   Front View of Subject

2.   Front View of Subject Shop Space

3.   Side View of Subject

4.   Rear View of Subject

5.   Neighborhood View Looking North on Tyndall Parkway

6.   Neighborhood View Looking South on Tyndall Parkway

7.   Neighborhood View Looking East on Cherry St.



                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS
                                  [PHOTOGRAPH]

1.   Front View of Subject

2.   Front View of Subject Shop Space

3.   Side View of Subject

4.   Rear View of Subject

5.   Neighborhood View Looking North on Tyndall Parkway

6.   Neighborhood View Looking South on Tyndall Parkway

7.   Neighborhood View Looking East on Cherry St.



                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS
                                  [PHOTOGRAPH]

1.   Front View of Subject

2.   Front View of Subject Shop Space

3.   Side View of Subject

4.   Rear View of Subject

5.   Neighborhood View Looking North on Tyndall Parkway

6.   Neighborhood View Looking South on Tyndall Parkway

7.   Neighborhood View Looking East on Cherry St.



                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS
                                  [PHOTOGRAPH]


1.   Front View of Subject

2.   Front View of Subject Shop Space

3.   Side View of Subject

4.   Rear View of Subject

5.   Neighborhood View Looking North on Tyndall Parkway

6.   Neighborhood View Looking South on Tyndall Parkway

7.   Neighborhood View Looking East on Cherry St.




                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS
                                  [PHOTOGRAPH]


1.   Front View of Subject

2.   Front View of Subject Shop Space

3.   Side View of Subject

4.   Rear View of Subject

5.   Neighborhood View Looking North on Tyndall Parkway

6.   Neighborhood View Looking South on Tyndall Parkway

7.   Neighborhood View Looking East on Cherry St.



                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS
                                  [PHOTOGRAPH]


1.   Front View of Subject

2.   Front View of Subject Shop Space

3.   Side View of Subject

4.   Rear View of Subject

5.   Neighborhood View Looking North on Tyndall Parkway

6.   Neighborhood View Looking South on Tyndall Parkway

7.   Neighborhood View Looking East on Cherry St.


                                                  H.J. Porter & Associates, Inc.

                               SUBJECT PHOTOGRAPHS
                                  [PHOTOGRAPH]


1.   Front View of Subject

2.   Front View of Subject Shop Space

3.   Side View of Subject

4.   Rear View of Subject

5.   Neighborhood View Looking North on Tyndall Parkway

6.   Neighborhood View Looking South on Tyndall Parkway

7.   Neighborhood View Looking East on Cherry St.


                                                  H.J. Porter & Associates, Inc.

                                                                              13
NEIGHBORHOOD ANALYSIS

The term neighborhood is defined in "The Appraisal of Real Estate" 11th Ed. at page 189 as "a group of complementary land uses."

The four basic factors which must be considered in analyzing a neighborhood or district, as in an area analysis are:

(1)  Physical and Locational Factors
(2)  Economic and Financial Factors
(3)  Political and Governmental Factors
(4)  Sociological Factors

Each of these factors is discussed briefly with conclusions as to their effect on the subject property.

PHYSICAL AND LOCATIONAL FACTORS

The subject is located near the intersection of Tyndall Parkway (U.S. Highway
98) and Cherry Street in the northern portion of Parker, Florida. Neighborhood boundaries are generally described as 15th Street to the north, St. Andrews Bay and East Bay to the south, East Avenue to the west, and Callaway Bayou to the east. The neighborhood encompasses all of Parker, Calloway, and Springfield, Florida, as well as portions of Cedar Grove, Panama City and unincorporated Bay County, Florida.

The subject property is located along Tyndall Parkway, a four-lane primary highway that serves as the major commercial arterial within the neighborhood. Cherry Street is a two-lane secondary arterial. The subject property is conveniently located with easy access from any location within Parker and the surrounding area.

Land uses within the neighborhood include a variety of commercial and service oriented uses along Tyndall Parkway. The area immediately surrounding the subject property consists of the Callaway Plaza Shopping Center, anchored by Food World and K-Mart, restaurants, bank branches, and a variety of retail uses. The area east and west of Tyndall Parkway is primarily developed with single-family residential homes.

ECONOMIC AND FINANCIAL FACTORS

Neighborhood trends are upward. The population of the neighborhood area has increased in recent years. The combined populations of Parker and Calloway have increased from 16,851 in 1990 to 19,020 in 1996, a 12.9% increase since 1990. The population growth has spurned retail and commercial development within the area. For instance, Wal-Mart has recently constructed a super center within


                                                  H.J. Porter & Associates, Inc.
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NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           14

ECONOMIC AND FINANCIAL FACTORS

the neighborhood at the intersection of Tyndall Parkway and 7th Street, and Albertson's built a food center in 1996 at the intersection of Tyndall Parkway and Highway 22.

Tyndall Air Force Base, which is located to the south of the subject property across the New Dupont Bridge, has the biggest economic Impact on the subject neighborhood. Tyndall Air Fore Base, which is located on a 29,000 acre reserve, employs approximately 6,469 military and civilian personnel and services approximately 8,476 military retirees in Bay County. The total economic impact of the base on the local areas was 340.4 million in fiscal 1996. Based on discussions with a public affairs official with the base, Tyndall Air Force Base is not on any base closing list.

POLITICAL AND GOVERNMENTAL FACTORS

Land within the neighborhood is zoned by several different municipalities, including Parker, Calloway, Springfield, Panama City, and unincorporated Bay County. There are a wide variety of zonings and allowed land uses; however, land along Tyndall Parkway in the vicinity of the subject property is primarily zoned commercial.

All necessary public utilities are available to the site, including electricity, sanitary sewer, natural gas, and water. Police and fire protection are provided by the various municipalities within the neighborhood.

SOCIOLOGICAL FACTORS

The neighborhood is well located with regard to the quality and availability of services, including medical, educational, recreational, cultural, and commercial. These services are readily accessible within and near the subject neighborhood.

CONCLUSIONS

In conclusion, the subject neighborhood consists of a variety of commercial, service and residential land uses. Neighborhood trends appear upward, as their is vacant land for continued residential and commercial development. The population within the neighborhood has increased in recent years. It is located in close proximity to the recreational amenities of the area, including beaches and St. Andrews Bay. These factors make it an attractive place to live and should have a stabilizing effect on the neighborhood.


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                                    SITE PLAN


                                                  H.J. Porter & Associates, Inc.
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                                                                              15
SITE ANALYSIS

The subject property is located on the west side of Tyndall Parkway (U.S. Highway 98) approximately 228 feet south of the Cherry Street. As indicated on the site plan on the facing page, the subject property is irregular in shape. The individual site characteristics of the shopping center site are as follows:

Size:                       319,309 Sq. Ft. or 7.33 Acres

Shape:                      Irregular

Street Frontage:            399 feet on the west side of Tyndall Parkway
                            53.20 feet along the south side of Cherry Street

Curb-Cuts:                  There is one curb cut along Tyndall Parkway, and
                            there are two curb cuts along Cherry Street. Also, the site is accessible from Suddoth Place.

Topography:                 Relatively level and at grade with the frontage
                            streets

Access: Overall accessibility is good. The site is accessible from both northbound and southbound lanes of Tyndall Parkway, a primary four-lane arterial. Also, the site is accessible from both directions along Cherry Street, a two-lane secondary arterial. Additionally, Suddoth Road, a two-lane secondary street, feeds into the subject property providing additional street access.

Drainage/Flood
 Hazard: According to the FEMA Flood Insurance Rate Map, Community Panel No. 120011 0001 B, effective April 30, 1988, the subject property is not located in a flood hazard zone. The subject property was identified as being within Zone C, which is defined as areas of minimal flooding. Flood insurance is typically not required within Zone C for lending purposes.

 Soils: Considered typical and adequate for development as evidenced by the surrounding development. No soil analysis was provided to the appraisers.

 Utilities:                 All necessary public utilities are available in
                            sufficient quantities development.

 Easements:                 The property appears to feature standard easements
                            associated with utility use. No easements or encroachments were discovered that would negatively impact the marketability or utilization of the subject property.

                                                  H.J. Porter & Associates, Inc.
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SITE ANALYSIS - (CONTINUED)                                                   16

Site Improvements:          There are approximately 222,000 square feet of
                            asphalt and 3,000 square feet of concrete paving which accommodates 373 parking spaces, drive lanes and loading areas. Other improvements include concrete curbing, pylon side and parking lot light standards.

Surrounding Uses:           Commercial and residential uses



                                                        H.J. Porter & Associates

                                                                              17
DESCRIPTION OF IMPROVEMENTS

The subject property is a neighborhood shopping center that was originally built in 1975. Based on discussions with representatives of the owner, In 1995, the southern portion of the shopping center now occupied by Scotty's was renovated. In 1996, a portion of the center was demolished and a building addition now housing Winn Dixie was constructed.

The center is comprised of two buildings containing 4,800 and 67,195 gross square feet, respectively. The total gross building area of the shopping center is 71,995 square feet, with 68,680 square feet of stated lease area. The difference between gross building area and stated lease area is due to the Winn-Dixie lease. Their building contains approximately 47,315 square feet, but the rent roll states a demised area of 44,000 square feet, with the difference being the loading and rear storage areas. Other divisions of space include 19,880 square feet leased to Scotty's, Inc. and 4,800 square feet leased to Movie Gallery.

The basic construction details that follow were obtained from the physical inspection of the property by the Associate Appraiser on August 12, 1997. The subject's basic construction details are as follows:


Property Type:              Neighborhood shopping center

Roof: Built-up roof system over rigid insulation and metal decking. The metal decking is supported by steel trusses.

Walls: Exterior walls are brick veneer over concrete block on the building front and painted concrete block on the sides and rear. The 4,800 square foot building has a partial wood exterior along the store front.

Canopy: Canopies are a combination of brick veneer and raised metal seam awnings built on a combination of either metal or brick and block columns.

Doors: Anodized aluminum store front doors. Interior rest room doors are hollow-core wood. Winn-Dixie is equipped with two 8'x 10' truck high loading doors in the rear building area and Scotty's is equipped with a rear drive-in loading door.

Windows:                    Anodized aluminum store fronts with single glazing

Floor Covering:             Either tile or carpet floor covering

Insulation:                 Rigid insulation in built-up roof system



                                                  H.J. Porter & Associates, Inc.

DESCRIPTION OF IMPROVEMENTS                                                   18

Ceilings:                   Suspended lay-in acoustic tile with fluorescent
                            light fixtures

HVAC: Individual roof mounted electric central heating and cooling for each unit. Make unknown.

Plumbing:                   Winn Dixie is equipped with seven fixture men's
                            restroom and a women's restroom. Scotty's is also equipped with a four-fixture mens restroom and a six fixture women's restroom. The build-out for Movie Galley has not yet begun. It is assumed that this tenant space will be equipped with two restrooms.

Fire Safety:                The shopping center is equipped with a wet
                            sprinkler system.

Remarks:                    The shopping center is in good overall condition.
                            The 4,800 square that will be occupied by Movie Gallery contains no tenant finish at present. Based on the lease agreement, the shopping center owners will pay a $31,500 tenant improvement allowance to Movie Gallery.


                                                  H.J. Porter & Associates, Inc.

                                                                              19
HIGHEST AND BEST USE

Highest and best Use is defined in the Dictionary of Real Estate Appraisal, 3rd edition, page 171, as:

          "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are LEGAL PERMISSIBILITY, PHYSICAL POSSIBILITY, FINANCIAL FEASIBILITY, and MAXIMUM PROFITABILITY."

Based on this definition, consideration must be given to both the subject land site as if vacant, and the total property as improved.

HIGHEST & BEST USE - AS VACANT

PHYSICALLY POSSIBLE - The 7.33 acre size of the subject would support a wide range of uses. All of the necessary utilities and other public services are available in sufficient quantities to support development. The shape and configuration is well suited for a neighborhood shopping center. The site has good access and exposure. The physical characteristics of the site allow for a wide variety of potential land uses.

LEGALLY PERMISSIBLE - The subject site is zoned GC, General Commercial. The purpose of this district is to provide areas for high intensity commercial development including retail sales and services, wholesale sales, shopping centers, office complexes, and other compatible land uses.

FINANCIALLY FEASIBLE - The subject's immediate area is developed with primarily commercial and service uses. Considering the physical characteristics of the subject property, including its good access and exposure, the most feasible use of the subject site, if vacant, would be for retail use, including shopping center development.

MAXIMALLY PRODUCTIVE - In determining the highest and best use of the subject site, "as if vacant and available", the use which is maximally productive generally becomes the deciding factor. Maximally productive uses are limited by the current real estate market, the availability of substitute property for development, and the growth stage of the area. To be maximally productive, that use which provides the most return to the land must be selected.

It has previously been determined that it would be physically possible, legally permissible, and financially feasible to develop the site with a retail use compatible with the current zoning classification and adjacent use. Therefore, as of the effective date of appraisal, retail use, including shopping center development, is considered to be maximally productive and therefore the highest and best use of the subject site, as if vacant and available.


                                                  H.J. Porter & Associates, Inc.
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HIGHEST AND BEST USE - (CONTINUED)                                            20

HIGHEST AND BEST USE - AS IMPROVED

The same criteria utilized to determine the highest and best use of the subject site, as if vacant and available for development, is utilized to determine the highest and best use of the property, as improved.

As stated throughout this report, as of the date of appraisal, the subject site is currently improved with a neighborhood shopping center with a gross building area of 71,995 square feet. The subject improvements are considered to be in good condition and functionally designed for their intended use.

PHYSICALLY POSSIBLE - The subject buildings are well located on the site with parking conveniently located near the retail shops. The existing building's contribution to total value is substantial and appears to provide the highest return to the land. The total size and design of the building appears to be consistent with highest and best use.

LEGALLY PERMISSIBLE - The subject improvements appear in conformance with current zoning regulations.

FINANCIALLY FEASIBLE - No items were noted which would necessitate renovation or improvement to command a higher rental rate.

MAXIMALLY PRODUCTIVE - The subject property represents a viable functioning entity. The property is currently 100% leased and the improvements significantly add to the property value as a whole. No other use or development option, as of the effective date of value, would appear to generate a higher return to the land. There is no other use that can economically substantiate the removal or renovation of the existing improvements. Based on these factors, the existing improvements are recognized as the highest and best use of the site as currently improved.


                                                  H.J. Porter & Associates, Inc.

THE APPRAISAL PROCESS

The appraisal process is a procedure for estimating the market value of real property. This process involves gathering all pertinent information available from the market which may influence the value of the subject property. This data is then utilized in forming an estimate of value based upon the three generally accepted approaches to value. These three approaches are the Cost Approach, the Income Approach, and the Direct Sales Comparison Approach.


COST APPROACH

The Cost Approach is defined as that approach in appraisal analysis which is based upon the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. It is assumed that the potential purchaser considers producing a substitute property with the same utility as the property being appraised.

The application of the Cost Approach involves the following steps:

1. Estimating value of the site as if vacant and available to be put to its highest and best use.

2.   Estimating the replacement cost new of the improvements.

3.   Estimating all elements of accrued depreciation.

4. Subtracting the total accrued depreciation from the replacement cost new of the improvements (resulting in an estimate of the present worth of the improvements).

5. Adding the present worth of all the improvements (including site improvements) to the estimated site value.

6.   Rounding the figure to an appropriate indication of value.

The major limitations of the Cost Approach is its reliance upon an estimation of accrued depreciation. Generally, the older the property and the higher the estimate of accrued depreciation, the less reliable becomes the value indication from this approach. This is particularly critical in the valuation of older properties that normally incur greater amounts of depreciation. The Cost Approach is particularly appropriate when the property being appraised involves relatively new improvements which represent the highest and best use of the site or when the improvements are relatively unique or specialized and there is limited or a total lack of comparable properties which have sold recently.


                                                  H.J. Porter & Associates, Inc.
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THE APPRAISAL PROCESS - (CONTINUED)                                           22

INCOME ANALYSIS

The Income Analysis is defined as that procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present-worth figure through the capitalization process.

This analysis requires an estimate of market rent based upon comparable rent of leased properties. This rental estimate is a gross amount and all expenses to real estate are deducted. These expenses include vacancy and rent loss which, when subtracted from the gross income, produces the effective gross income. Other expenses include real estate taxes, management cost, insurance cost, and maintenance expense. If applicable, a reduction would also be made for services and utilities. All expense estimates are obtained from the market by comparison to similar structures.

After all expenses have been subtracted from the gross income, the resulting figure is the net operating income, which will be capitalized into value. The capitalization rate is derived from actual sales that have occurred in the market place. The sales are analyzed in order to estimate the net operating income of the property. After the net operating income is estimated, it is divided by the sales price to provide an indication of the overall capitalization rate. Capitalization rates can also be built up from the market factors considered most applicable to income-producing properties. After the net operating income and the capitalization rate are estimated, the net income is then capitalized into a value indication by the applicable capitalization technique.


SALES COMPARISON APPROACH

The Sales Comparison Approach is defined as that approach in an appraisal analysis which is based upon the proposition that an informed purchaser would pay no more for the property than the cost to him of acquiring an existing property with the same utility. Presumably, the potential purchaser considers the alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives.

The application of the Sales Comparison Approach involves selecting a number of competitive properties which have recently sold on the market. The information derived from this section is analyzed through an adjustment process which develops indications of what the competitive properties would have sold for if they possessed all the important characteristics of the subject property. These indications fall into a pattern surrounding one figure which, when appropriately rounded, is an indication of the market value of the subject property as of the date of the appraisal.


                                                  H.J. Porter & Associates, Inc.
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THE APPRAISAL PROCESS - (CONTINUED)                                           23


The reliability of this approach is dependent upon the availability and verification of the comparable sales data. The degree of comparability between the competitive properties and the subject, and the absence of non-typical conditions affecting the sales price of those properties are also important items that are considered. Therefore, this approach is particularly applicable when an active market provides sufficient quantities of reliable data which can be verified from authoritative sources.

RECONCILIATION ANALYSIS

The reconciliation analysis is an evaluation process where the appraiser carefully evaluates value indications from each of the three approaches. The reliability of each approach to the present appraisal problem is examined and weight is given to the accuracy, reliability, quantity of data available for use in each approach, and the approach in which the market participant typically has the greatest confidence.




                                                  H.J. Porter & Associates, Inc.

                                                                              24
LAND VALUE - DIRECT COMPARISON

The subject site is valued by direct comparison with recent sales of other similarly zoned commercial sites in Bay County, Florida. The sales are analyzed on the basis of their location and utility relative to the subject.
Sales considered include:

SALE #1

Address/Location:           Northwest corner of Tyndall Parkway and U.S.
                            Highway 22,Callaway, Bay County, Florida
Grantor:                    Daniel & Deborah Fioramonti, A.J. & Beatrice
                            Trawick, and Roy Ostertag, under separate
                            transactions that closed simultaneously
                            andassembled from three parcels.
Grantee:                    Albertsons, Inc.
Sale Date:                  July 24 & July 27, 1995
Sale Price:                 $900,000
Cash Equiv Price:           $900,000
Terms:                      Cash to seller
Recorded:                   O.R. Book 1577 Pages 20, 1500, 1501. Bay County
Verified By:                Walter Abbott, MAI
Rights Conveyed:            Fee simple title
Land Size:                  Acres: 6.5          Square Feet: 283,140
Zoning:                     General Commercial
Highest & Best Use:         Commercial
Use At Sale:                Vacant
Topo/Drainage:              Generally level
Access/Visibility:          Good/Good
Utilities:                  All available
Remarks:                    This parcel is a prime, corner, commercial parcel
                            in the north section of the Tyndall
                            Parkway Corridor. The assemblage of
                            three parcels from three different
                            owners was necessary to obtain
                            enough land for the Albertson's
                            Grocery Store. The site has
                            approximately 440 feet of frontage
                            on Tyndall Parkway and 500 feet
                            along Highway 22.

Indicators of Value:        PRICE PER ACRE:     $138,462


                                                  H.J. Porter & Associates, Inc.
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LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    25

SALE #2

Address/Location:           3621 U.S. Highway 231, Bay County, Florida

Grantor:                    Bauman Chiropractic Clinic, PA
Grantee:                    Transmitter Crossing, LLC
Sale Date:                  May 28, 1996
Sale Price:                 $625,000
Cash Equiv Price:           $625,000
Terms:                      Cash to seller
Recorded:                   O.R. Book 1635 Page 1779    Bay County
Verified By:                Walter Abbott, MAI
Rights Conveyed:            Fee simple title
Land Size:                  Acres: 6.45         Square Feet: 280,962
Zoning:                     General Commercial
Highest & Best Use:         Commercial
Use At Sale:                Vacant
Topo/Drainage:              Level; typical of the area
Access/Visibility:          Good; Good
Utilities:                  All available
Remarks:                    This site has approximately 516 feet of frontage on
                            Highway 231 and about 510 feet of
                            frontage on Transmitter Road. This
                            site does not include the immediate
                            corner of Transmitter Road and
                            Highway 231. This property included
                            two small, old residential
                            structures which did not contribute
                            to the value of the property. The
                            site has been developed with a
                            Winn-Dixie Marketplace.

Indicators of Value:        PRICE PER ACRE:     $96,899


                                                  H.J. Porter & Associates, Inc.
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LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    26

SALE #3

Address/Location:           Northwest corner of Middle Beach Road and Beckrich
                            Road, Bay
County, Florida

Grantor:                    Bennetts Reef, Inc. & Mary Sue Wells, Leclere
                            Eubanks & Madelene Coggin Culpepeer, Co-Trustee
Grantee:                    Sembler Family Partnership #8, Ltd.
Sale Date:                  September 1993
Sale Price:                 $850,100
Cash Equiv Price:           $850,100
Terms:                      Cash to seller
Recorded:                   O.R. Book 1453 Page 768 & 772    Bay County
Verified By:                Walter Abbott, MAI
Rights Conveyed:            Fee simple title
Land Size:                  Acres: 9.45         Square Feet: 411,642
Zoning:                     General Commercial
Highest & Best Use:         Commercial
Use At Sale:                Vacant
Topo/Drainage:              level; Adequate
Access/Visibility:          Good; good
Utilities:                  All available
Remarks:                    The property has 640 feet of frontage along Middle
                            Beach Road and 666 feet on Bechrich
                            Road. It is presently improved with
                            a Publix anchored shopping center.

Indicators of Value:        PRICE PER ACRE:     $89,958


                                                  H.J. Porter & Associates, Inc.
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LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    27

Sale #4

Address/Location:           East side of Tyndall Parkway, just south of 7th
                            Street, Callaway and Bay County, Florida.
Grantor:                    N/A
Grantee:                    N/A
Sale Date:                  Current Listing
Asking Price:               $675,000
Cash Equiv Price:           $675,000
Terms:                      Cash to seller
Verified With:              Selling Agent (850) 763-3994
Verified By:                Matt Rice, H.J. Porter & Associates
Date Verified:              08\18\1997
Rights Conveyed:            Fee simple title
Land Size:                  Acres: 9.24         Square Feet: 402,548
Zoning:                     A portion of the site is zoned commercial and a
                            portion is zoned residential. The
                            owner is in the process of
                            requesting a zoning change to
                            commercial for the entire parcel.
                            The asking price is contingent on
                            the zoning change.
Highest & Best Use:         Commercial
Use At Sale:                A small single-family dwelling that does not
                            contribute to value.
Topo/Drainage:              Level/adequate
Access/Visibility:          Good/Good
Utilities:                  All available
Remarks:                    According to the agent, the site is
                            rectangular with 641 feet of
                            frontage along Tyndall Parkway and
                            a depth of 628 feet. Portions of
                            this property are within the city
                            limits of Callaway and a portion is
                            within Bay County.

Indicators of Value:        PRICE PER ACRE:     $73,052


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                                 LAND SALES MAP

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    28

Land Sales 1 through 4 detailed above are compared to the subject's shopping center site and adjusted to the subject for notable differences. These adjustments are made in the adjustment grid below:


=====================================================================================
                               LAND SALES COMPARISON GRID
=====================================================================================
Comp. Number        Subject              #1            #2           #3           #4
Grantor                     Ostertag, Et Al        Bauman     Bennetts          N/A
Grantee                          Albertsons   Transmitter      Sembler          N/A
Location         Parker, FL    Callaway, FL   Bay Co., FL  Bay Co., FL Callaway, FL
Cash. Eq. Price                    $900,000      $625,000     $850,100     $675,000
Date of Sale        8/12/97         6/27/95       5/28/96      9/15/93      8/12/97
Land Size (ACRE)       7.33            6.50          6.45         9.45         9.24
=====================================================================================
ADJUSTMENTS                              #1            #2           #3           #4
Conditions of Sales                  Normal        Normal       Normal       Normal
Net Adjustment                           $0            $0           $0           $0
Market Conditions                      6.39%         3.62%       11.73%        0.00%
(Time) @ 3%    /year
=====================================================================================
Preliminary Adj. Price             $957,510      $647,625     $949,817     $675,000
Preliminary Adj.
  Price/ ACRE                      $147,309      $100,407     $100,510      $73,052
=====================================================================================
PHYSICAL DIFFERENCES                     #1            #2           #3           #4
   Location                               0%           10%           0%          20%
   Access/Exposure                      -15%            0%           0%           0%
   Listing Status                         0%            0%           0%         -10%
                                         --            --            -           --
Subtotal-Physical                       -15%           10%           0%          10%
=====================================================================================
Adjusted Price                     $813,884      $712,388     $949,817     $742,500
Adjusted Price/Acre                $125,213     $110,448      $100,510      $80,357
Size                                   0.94          0.94         1.16         1.16
Adjusted Price Per Acre            $117,700      $103,821     $116,591      $92,411

=====================================================================================


                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    29

The comparable sales listed above were adjusted to the subject for:

Conditions of Sale:     All sales were normal arm's length transactions
                        that required no adjustments.

Time: Considers an increase in value of 3% per year over the past several years. This is based on general trends as there were no sales/resales found with which to compare.

Location:               Sales No.2 and No.4 are inferior in location
                        requiring upward adjustments. Both of these sales are located in areas of less intense commercial development.

Access/Exposure:        Sale No.1 is superior to the subject in corner
                        influence. No other adjustments for access/exposure were required.

Size: All sales were adjusted using the Dilmore Size adjustment table. This table is based on the fact that a property's price per unit is generally inversely related to its size.

The comparable sales after adjustment, indicate a range of value from $92,411 to $117,700 per acre. Most emphasis was placed on Sales No.1 and No. 2 due to the recent sale dates and similarity with the subject property. Based on these adjusted sales, the subject site, "As if Vacant", is valued as:

       =========================================================
                 ESTIMATED LAND VALUE - AS IF VACANT
       =========================================================
       7.33 Acres @   $110,000 per Acre      =          $806,300
                                         ROUNDED:       $806,000
       =========================================================


                                                  H.J. Porter & Associates, Inc.

                                                                              30
COST APPROACH TO VALUE

The cost factors used are from the Marshall Valuation Service, a national cost service indexed to the Panama City market and found to be reliable and consistent with costs incurred by builders within the area. The cost factors from this cost service are inclusive of architect/engineering fees, construction period interest, contractors overhead and profit, and normal site prep costs. Excluded are site improvements such as paving, landscaping, etc., land costs, and indirect costs such as developers profit and permanent loan fees.

Calculations of total building replacement costs are:

================================================================================
                            Valuation - Cost Approach
================================================================================
Estimated Replacement Cost New - [MARKET]
Good Class "C" - Sec 13, Pg 19
Base Cost                                 $56.83
Sprinkler System                           $1.80

Total Base Cost                           $58.63

Current Cost Multiplier    x                1.04

Local Cost Multiplier      x                0.85

Perimeter Multiplier       x                0.84

GBA                47,315 Sq. Ft. @       $43.54 per Sq. Ft. =   $2,059,920

Canopy @             35% of Base Cost

                    2,640 Sq. Ft  x       $15.24 per Sq. Ft. =      $40.228
                                                                    -------
Estimated Replacement Cost New - [NEIGHBORHOOD SHOPPING CENTER]

Average Class "C" - Sec 13, Pg 27

Base Cost                                 $46.08

Sprinkler System                           $1.80

Total Base Cost                           $47.88

Current Cost Multiplier    x                1.04

Local Cost Multiplier      x                0.85

Perimeter Multiplier       x                0.90

GBA                24,680 Sq. Ft. @       $38.09 per Sq. Ft. =    $940, 143

Canopy @             25% of Base Cost

                    2,650 Sq. Ft  x        $9.52 per Sq. Ft.        $25,237
                                                                    -------
TOTAL REPLACEMENT COST NEW - ALL STRUCTURES                      $3,065,527

================================================================================


                                                  H.J. Porter & Associates, Inc.

COST APPROACH TO VALUE - (CONTINUED)                                          31

INDIRECT COST

Indirect costs including developer's entrepreneurial profit and permanent loan fees are added to the subject's direct cost to estimate the total value of the subject property via the Cost Approach. Developer's entrepreneurial profit is added at 20% based upon sales of new shopping centers, discussions with Developers and Brokers, and with consideration given to the cross collateralization of the portfolio of retail properties to which the subject is a part. Permanent loan fees are added at the amount typically charged by lenders
- 2% of the loan amount (1% construction - 1% permanent).

ACCRUED DEPRECIATION AND OBSOLESCENCE

The Winn Dixie portion of the improvements were recently completed, and the remaining portion of the shopping center was recently renovated. Consequently, there are no items of deferred maintenance. The subject's effective age is less than its actual age due to the additions and renovations. Incurable physical depreciation is estimated using the economic age/life method and calculated as:


================================================================================
                       Depreciation - Physical Incurable
Effective Age:                                                    2 Years
Economic Life New:                                               40 Years
Percentage Depreciation (Effective Age/Life                    5.0%
New)
--------------------------------------------------------------------------------
Dollar Depreciation - Incurable Long Lived Items
                              $3,065,527        x       5.0%           $153,276

================================================================================


                                                  H.J. Porter & Associates, Inc.

COST APPROACH TO VALUE - (CONTINUED)                                          32

Based on inspection of the subject property and its neighborhood, there is no functional or external obsolescence.

Site improvements are added at their depreciated values and the underlying vacant shopping center site land value is added as arrived at previously by comparison. The calculation of Value by the Cost Approach is presented in tabular form on the following page.




                                                        H.J. Porter & Associates

COST APPROACH TO VALUE - (CONTINUED)                                          33

=============================================================================================
                                   VALUATION - COST APPROACH
=============================================================================================
DIRECT COST
 Total Replacement Cost New - Structures (from prior page)                         $3,065,527
LESS DEPRECIATION:                                           Curable   Incurable
                                                             -------   ---------
 Physical                                                         $0    $153,276
 Functional                                                       $0          $0
 External                                                         $0          $0
 Total                                                            $0          $0     $153,276
                                                                                     --------
Depreciated Cost of Shopping Center                                                $2,912,251
 Add: Site                           Area    Cost/Sq. Ft.     % Dep.    Cost New
                                     ----    -----------      ------    --------
Improvements
 Asphalt Paving                   222,000           $1.50        10%    $299,700
 Concrete Paving                    3,000           $1.75         5%      $4,988
 Concrete Curbs                       200           $7.50        10%      $1,350
 Light Poles                     Lump Sum                                $16,000
 Landscaping                     Lump Sum                                $20,000
 Total Site Improvements                                                             $342,038
                                                                                     --------
 Total Depreciated Cost New                                                        $3,254,289
INDIRECT COST
 Developer Profit                     20% of Total Cost/Land            $812,058
 Permanent Loan Fees @                 2% of Loan Amount
 (Loan basis =                        75% of Land/Bldg Cost)             $73,085
Marketing/Lease Commissions                                              $30,000
TOTAL INDIRECT COST                                                                  $915,143
                                                                                     --------

TOTAL REPRODUCTION COST NEW                                                        $4,169,432
LAND VALUE (from previous section)                                                   $806,000
                                                                                     --------
PRELIMINARY VALUE BY COST -                                                        $4,975,432

                                                                     (Rounded)     $4,980,000
=============================================================================================

                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE                                                      34

As a primary approach to value for the subject, the estimated net operating income is capitalized into a value estimate by use of an overall capitalization rate. In arriving at a net operating income, consideration is given to rentals and expenses which are incurred in the operation of the property.

POTENTIAL GROSS INCOME

The subject property is anchored by Winn Dixie Marketplace containing 44,000 square feet of stated leased area, and Scotty's with 19,880 square feet. There are 4,800 square feet of non-anchored shop space located in one building that is leased to Movie Gallery for three years at $11.16 per square foot. Found in the Addendum is a Lease Synopsis for each of the subject's tenants.

In order to determine if the subject's local shop space rent is competitive and market oriented, and to estimate market vacancy, four comparable neighborhood shopping centers within Bay County, Florida were inspected, surveyed, and compared to the subject.

Comparable rentals considered for the subject's non-anchored space are shown on the following pages.



                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                              RENTAL COMPARABLE MAP

INCOME APPROACH TO VALUE - (CONTINUED)                                        35

[GRAPHICS OMITTED]

                                RENT COMPARABLE 1

NAME:                   23rd Street Plaza
LOCATION:               616-676 W. 23rd Street,
                        Panama City, FL
YEAR BUILT:             1986
SIZE:                   99,756 Sq.Ft. GLA
ANCHORS TENANTS:        48,000 Sq.Ft.    Publix
                        9,000 Sq.Ft.     Party Universe
                        42,756 Sq.Ft.    Local Shop
                        -------------
                        99,756 Sq.Ft.    GLA
SHOP TENANTS:           Professional Print Graphics, Transouth, Ice Cream,
                        Olan Mills, Heaven & Earth, Play It Again Sports,
                        CiCi's Pizza, 4th Dimension Hair, etc.
SHOP SPACE RENTS:       $9.50 - $12.00 per Sq.Ft.
EXP. CONTRIBUTIONS:     Taxes, CAM and Insurance
SHOP OCCUPANCY:         92%
VERIFIED WITH:          Stan Farrell (leasing Agent) (800) 277-0606 -
                        8/18/97
REMARKS:                The asking rate for a 3,600 square foot space is
                        $9.50 per square foot. Also, a 1,400 square foot space was recently leased for $11.75 per square foot. Only a rental range for the shop space was given. The overall condition and quality of this shopping center is good. According to management, the total reimbursements are running $1.33 per square foot annually.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        36

[GRAPHICS OMITTED]

                                RENT COMPARABLE 2

NAME:                   Stanford Station
LOCATION:               730 W. 23rd Street
                        Panama City, Florida
YEAR BUILT:             1983
SIZE:                   88,687 Sq.Ft.  GLA
ANCHORS TENANTS:        42,800 Sq.Ft.    Food World
                        9,000 Sq.Ft.     CVS Pharmacy
                        36,887 Sq.Ft.    Local Shop
                        -------------
                        88,687 Sq.Ft.    GLA
SHOP TENANTS:           TCBY, Beepers Unlimited, Harrison Jewelers, Buster
                        Brown Shoes, MensFabricks, FL Linen Outlet, Mount
                        Olive Health Foods, MK Designs, etc.
SHOP SPACE RENTS:       $10.00 - $12.00 per Sq.Ft.
EXP. CONTRIBUTIONS:     Taxes, CAM, Insurance
SHOP OCCUPANCY:         89%
VERIFIED WITH:          Faison Realty (904) 785-0350 8/18/97
REMARKS:                The agent would not verify specific rents of the
                        tenants. Only a rental range for the shop space was given. The asking rate for 1,200 and 2,800 square foot vacant spaces are $11.50 and $10.50 per square foot, respectively. According to the agent, costs for taxes, insurance and CAM are running about
                        $1.75 per square foot annually.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        37

[GRAPHICS OMITTED]

                                RENT COMPARABLE 3

NAME:                   Callaway Plaza
LOCATION:               129-225 Tyndall Parkway
                        Callaway, FL
YEAR BUILT:             1983
SIZE:                   155,040 Sq.Ft. GLA
ANCHORS TENANTS:        42,848 Sq.Ft.    Food World
                        87,543 Sq.Ft.    K-Mart
                        8,400 Sq.Ft.     Eckerds (vacated but paying rent
                                         until 1999)
                        16,249 Sq.Ft.    Shop Space
                        -------------
                        155,040 Sq.Ft.   GLA
SHOP TENANTS:           H&R Block, Cost Cutters Hair, Baskin Robbins,
                        Blimpie, etc.
SHOP SPACE RENTS:       $11.00 - $12.00 per Sq.Ft.
EXP. CONTRIBUTIONS:     Cam, Tax and Insurance
SHOP OCCUPANCY:         100% (Movie gallery has vacated a 4,989 SF space
                        but paying through Sept.1997)
VERIFIED WITH:          Cindy Highsmith - Property Manager (850) 233-9944,
                        8/18/97
REMARKS:                The manager would not verify specific rents of the
                        tenants. Only a rental range for the shop space was given. Currently vacancy is 0%. The manager indicated that there was interest in the 4,989 SF space coming available. The asking rate is $12.00 per square foot. Costs for taxes, CAM and insurance are $1.50 square foot.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        38

[GRAPHICS OMITTED]

                                RENT COMPARABLE 4

NAME:                   Albertsons
LOCATION:               Northwest corner of 23rd Street and U.S. Highway 77
                        Panama City, FL
YEAR BUILT:             1980 +/-
SIZE:                   Anchors:               45,000 Sq.Ft. +/-
                        Local Shop Space:      23,700 Sq.Ft.
                                               -------------
                        Total                  68,700 Sq.Ft +/-
ANCHOR Tenants:         Albertson's
SPACE RENT:             $9.50 per Sq.Ft. (Asking)
EXP. CONTRIBUTIONS:     Pro rata share of taxes, insurance & CAM
SHOP OCCUPANCY:         88%
VERIFIED WITH:          Marl Cummings (334) 476-6000, 8/19/97
REMARKS:                This is an older center that is well located near
                        the Panama City Mall. The asking rate for a 2,800 square foot vacant space is about $9.50 per square foot. Typical terms are 3-5 years flatwithin the center. CAM charges have been running between $1.58 and $1.64 per square foot in recent years.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        39

Rental rates for non-anchored shop space in the four comparables in the surrounding areas of Parker, Florida range from $9.50 to $12.00 per square foot. The most comparable center in terms of location is Rental No.3, Callaway Plaza. The quoted rate within this center is $12.00 per square foot. Based on these comparables, the subject's current rent for the 4,800 square feet of shop space appears to be competitive and market oriented. As such, the subject's contract rent of $11.16 per square foot is considered at market.

As with most modern neighborhood shopping centers, the shop space tenant pays its pro rata share of taxes, insurance, and common area maintenance. No other expense contributions are stated in the lease.

The contract rents for Winn Dixie and Scotty's, like most signature stores, are a function of the development cost and negotiations between developer and tenant. The Winn Dixie rent at $7.80 per square foot, and Scotty's at $6.25 per square foot are within the range of rental rates for similar sized anchor as illustrated in the following table.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        40

================================================================================
Tenant                Location                   Year     Size-Sq.Ft.Rent/Sq.Ft.
================================================================================
Winn Dixie          Alabaster, AL                1993      44,000      $6.50
Winn Dixie          Panama City, FL              1993      44,000      $7.15
Winn Dixie          Moody, AL                    1993      44,000      $7.00
Winn Dixie          Chalkville, AL               1994      51,250      $6.50
Winn Dixie          Alexander City, AL 1994                44,000      $6.75
Winn Dixie          Chattanooga, TN              1994      44,000      $7.05
Winn Dixie          Anniston, AL                 1995      44,000      $7.70
Winn Dixie          Birmingham, AL               1995      44,000      $6.95
Winn Dixie          Mobile, AL                   1996      51,282      $8.00
Winn Dixie          Dalton, GA                   1996      44,000      $9.26
Winn Dixie          Trussville, AL               1996      44,000      $8.15
Winn Dixie          Mobile, AL                   1997      44,000      $9.00
Winn Dixie          Pensacola, FL                1997      44,000      $8.60
Winn Dixie          Cantonment, FL               1997      44,000      $7.75
WINN DIXIE          PARKER, FL                   1997      44,000      $7.80
Winn Dixie          Mobile, AL                   1997      44,000      $8.85
Winn Dixie          Fairhope, AL                 1997      51,282      $9.25
================================================================================
================================================================================
Drugs for Less      Birmingham, AL               1993      18,000      $7.50
Harco Drugs         Birmingham, AL               1993      12,876      $5.95
Harco Drugs         Pell City, AL                1993       9,100      $7.50
Harco Drugs         Alabaster, AL                1993       9,100      $8.50
Big B Drugs         Chattanooga, TN              1994       8,470      $7.00
Harco Drugs         Tuscaloosa, AL               1994      10,160      $7.90
Revco               Anniston, AL                 1995       9,240      $7.75
SCOTTY'S            PARKER, FL                   1995      19,880      $6.25
Revco               Cantonment, FL               1997       9,240      $7.75
Drugs for Less      Birmingham, AL               1995      18,000      $7.00
Revco               Dalton, GA                   1996       8,450      $9.75
Harco Drugs         Mobile, AL                   1997      10,125      $8.25
================================================================================

Scotty's pays their pro rata share of taxes, insurance, and common area maintenance. Winn Dixie has their own identified parcel and will directly pay all taxes, insurance, and building and grounds maintenance. Due to the nature of the Winn Dixie lease terms, which is non-terminable, their lease is considered a "Bond Lease."

The Winn Dixie and Scotty's leases call for percentage rents. It is unlikely that these tenants will reach a level of sales requiring percentage rent until they have become well established in this market. As such, no income from percentage rent is estimated.

The Potential Gross Income is the sum of the subject's contract rents plus expense reimbursements for the pro rata share of taxes, insurance, and common area maintenance.

                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        41

No administrative fees, reserves or management fee reimbursements are included in the current leases. The Potential Gross Income is calculated in the following table.

================================================================================
                             POTENTIAL GROSS INCOME
================================================================================

Anchor Tenants
  Winn Dixie                  44,000 sq.ft.  @   $7.80   =   $343,200
  Scotty's                    19,880 sq.ft.  @   $6.25   =   $124,250
Subtotal                      63,880 sq. ft                             $467,450
Non-Anchor Tenants
  Movie Gallery                4,800 sq. ft. @  $11.16   =    $53,568
Subtotal                                                                 $53,568
                                                                         -------
Total Rental Income           68,680 sq. ft.                            $521,018
Expense Contributions
  Scotty's                    19,880 sq. ft. @   $1.64   =    $32,603
Non-Anchor Tenants
  CAM Admin., St. Res., Mgt.                                       $0
  CAM, Tax, Ins.               4,800 sq. ft. @   $1.64   =     $7,872
                              24,680                                     $40,475
                                                                         -------
POTENTIAL GROSS INCOME                                                  $561,493
================================================================================


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        42

EFFECTIVE GROSS INCOME

Stabilized vacancy and collection loss is subtracted from Potential Gross Income to estimate the Effective Gross Income. Winn Dixie and Scotty's have extended lease terms and are considered credit anchor tenants. As such, no vacancy and credit loss is calculated on their income. Local shop space in the four comparable shopping centers ranged from 89% to 100%. There is good demand for local shop space in food anchored shopping centers throughout the Bay County area. Considering the size of the shop space, the strength of the market and the subject's anchor tenants, the stabilized vacancy and collection loss for the subject's non-anchored shop space is estimated to be 5% ($61,440 x 5% = $3,072) of rent and expense reimbursements. The effective gross income is calculated as follows.

                  $561,493      Potential Gross Income
                    $3,072      Vacancy and Collection Loss
                    ------
                  $558,421      Effective Gross Income

OPERATING EXPENSES

After estimating Effective Gross Income, all applicable expenses are deducted to arrive at Net Operating Income. No operating history was provided by management. The shopping center was purchased by the current owners in 1995. Since that time, major renovations and additions to the center have taken place. Thus, no recent stabilized income/expense history is available. To estimate the appropriate expense levels, statements from similar shopping centers in the southeast are analyzed and representatives with local management companies were interviewed.

The expense comparables are presented below and on the following pages.

                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        43

COMPARABLE #1

Project Name:                    Delchamps Plaza North
Location:                        McFarland & Watermelon Road
                                 Tuscaloosa, AL
Year Built:                      1986                           GLA:  59,389 SF
Source:                          Year End Statement
Type Center:                     Neighborhood
Analysis Year:                   1995                           Analysis By: DPM


          Item                       Total               $/SF               %PGR
          ----                       -----               ----               ----
Potential Gross Rent:             $459,768              $7.74             100.0%
Less Vac/Credit Loss:                $-603             $-0.01              -0.1%
                                     -----             ------               ----
Effecfive Gross Rent:             $459,165              $7.73              99.9%
+ CAM/Reimbursements:              $41,120              $0.69               8.9%
+ Misc Income:                      $3,439              $0.06               0.7%
                                    ------              -----               ---
Effec. Gross Income:              $503,724              $8.48             100.0%

          Item                       Total               $/SF               %EGI
          ----                       -----               ----               ----
Less Expenses:
Management:                        $30,762              $0.52               6.1%
Ad Valorem Tax:                    $33,939              $0.57               6.7%
Insurance:                          $4,915              $0.08               1.0%
Administration Expense:             $1,391              $0.02               0.3%
CAM:                               $41,892              $0.71               8.3%
Miscellaneous:                      $8,765              $0.15               1.7%
                                    ------              -----               ---
Total Expenses:                   $121,664              $2.05              24.2%
                                  --------              -----              ----
Net Operating Income:             $382,060              $6.43              75.8%
                                  ========              =====              ====

Comments: Utilities expense included in CAM. Miscellaneous expense is non-pass through expense for building repair.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        44

COMPARABLE #2

Project Name:                    Delchamps Plaza South
Location:                        Skyland Blvd.
                                 Tuscaloosa, AL
Year Built:                      1986                           GLA: 108,903 SF
Source:                          Year end operating statement
Type Center:                     Neighborhood Shopping Center
Analysis Year:                   1996                           Analysis By: LHH


          Item                       Total               $/SF               %PGR
          ----                       -----               ----               ----
Effecfive Gross Rent:             $751,676              $6.90                  %
+ CAM/Reimbursements:              $61,400              $0.56                  %
+ Misc Income:                        $300              $0.00                  %
                                      ----              -----                 --
Effec. Gross Income:              $813,376              $7.47             100.0%

          Item                       Total               $/SF               %PGR
          ----                       -----               ----               ----
Less Expenses:
Management:                        $42,686              $0.39               5.2%
Ad Valorem Tax:                    $39,174              $0.36               4.8%
Insurance:                         $13,588              $0.12               1.7%
Administration Expense:            $17,144              $0.16               2.1%
CAM:                               $25,322              $0.23               3.1%
Utilities:                          $6,564              $0.06               0.8%
Miscellaneous:                      $5,071              $0.05               0.6%
                                    ------              -----               ---
Total Expenses:                   $149,549              $1.37              18.4%
                                  --------              -----              ----

Net Operating Income:             $663,827              $6.10              81.6%
                                  ========              =====              ====

Comments: Misc. Expense is travel and structural repair.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        45

COMPARABLE # 3

Project Name:                    Stratford Square
Location:                        East Boulevard
                                 Montgomery, AL
Year Built:                      1987                 GLA: 121,236 SF
Source:                          Year End Statement
Type Center:                     Community Shopping Center
Analysis Year:                   1995                 Analysis By:  Philip Minor


          Item                       Total               $/SF               %EGI
          ----                       -----               ----               ----
Effective Gross Rent:             $771,843              $6.37                  %
+ CAM/Reimbursements:             $118,804              $0.98                  %
+ Misc Income:                        $412              $0.00                  %
                                      ----              -----                 --
Effec. Gross Income:              $891,079              $7.35             100.0%

          Item                       Total               $/SF               %EGI
          ----                       -----               ----               ----
Less Expenses:
Management:                        $43,173              $0.36               4.8%
Ad Valorem Tax:                    $47,541              $0.39               5.3%
Insurance:                         $12,987              $0.11               1.5%
Administration Expense:            $13,769              $0.11               1.5%
CAM:                               $53,488              $0.44               6.0%
Miscellaneous:                      $5,650              $0.05               0.6%
                                    ------              -----               ---
Total Expenses:                   $176,608              $1.46              19.8%
                                  --------              -----              ----

Net Operating Income:             $714,471              $5.89              80.2%
                                  ========              =====              ====

Comments: Miscellaneous expense includes $3,762 for on-site management, and $1,888 advertising and promotion.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        46

COMPARABLE #4

Project Name:                    Corner Village
Location:                        Auburn, AL
Year Built:                      1978                  GLA: 62,510 SF
Source:                          Year End Statement
Type Center:                     Neighborhood Shopping Center
Analysis Year:                   1995                  Analysis By: Philip Minor


          Item                       Total               $/SF               %EGI
          ----                       -----               ----               ----
Effective Gross Rent:             $260,657              $4.17                  %
+ CAM/Reimbursements:              $22,347              $0.36                  %
+ Misc Income:                         $83              $0.00                  %
                                       ---              -----                 --
Effec. Gross Income:              $283,087              $4.53             100.0%

          Item                       Total               $/SF               %EGI
          ----                       -----               ----               ----
Less Expenses:
Management:                        $10,663              $0.17               3.8%
Ad Valorem Tax:                    $21,172              $0.34               7.5%
Insurance:                          $4,405              $0.07               1.6%
Administration Expense:             $3,556              $0.06               1.3%
CAM:                               $25,305              $0.40               8.9%
Utilities:                            $332              $0.01               0.1%
Miscellaneous:                      $1,718              $0.03               0.6%
                                    ------              -----               ---
Total Expenses:                    $67,151              $1.07              23.7%
                                   -------              -----              ----
Net Operating Income:             $215,936              $3.45              76.3%
                                  ========              =====              ====

Comments: Miscellaneous expense is building repair and maintenance.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        47

Based on these expense comparables, the pertinent expense categories in appropriate amounts are estimated below. Because Winn Dixie is responsible for paying all operating expenses associated with their store, the following expense estimates reflect expenses for Scotty's and the non-anchored tenant only.


Management/Leasing:          The management fee of the comparable properties
                             ranged from 3.8% to 6.1%. As indicated previously, the subject property is one of fifteen shopping centers in a cross collateralized portfolio of retail properties under single management.
                             Considering economies of scale, the subject's management fee is estimated at the low end of the range at 4% of effective rental income.

Ad Valorem tax:              The subject's ad valorem tax, as previously
                             discussed, is estimated at $15,694 per year.

Insurance:                   According to Robb Newton, a representative of the
                             owner, the current insurance costs are $16,051 per year, or $.65 per square foot annually for the area of the shopping center excluding Winn Dixie. The
                             1996 insurance expense at the subject property was $14,820. Based on discussions with local management companies, the insurance amount appears reasonable.
                             For instance, a nearby 143,808 square foot center had 1996 insurance costs of $.44 per square foot with an anticipation of a significant increase for the upcoming year.

Common Area Maintenance:     Based on the expense comparables, which range from
                             $.23 to $.71 per square foot, as well as discussions with local shopping center managers, Common area maintenance and repair expense is estimated at $8,600 per year or $.35 per square foot.

Structural Maintenance:      Structural maintenance is estimated to be $.07 per
                             square foot for a total annual amount of $1,700.
                             The comparables ranged from $.03 to $.15 per square foot.

Administrative:              This expense is estimated to be $500 per year or
                             $.02 per square foot, and is based on the expense comparables.

Total operating expenses are estimated to be $49,551 per year or $2.01 per square foot for the Scotty's and non-anchor tenant space.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        48

NET OPERATING INCOME

The subject's stabilized net operating income is calculated by subtracting the Operating Expenses from the Effective Gross Income and illustrated as:


                         $558,421   Effective Gross Income
                          $49,551   Operating Expenses
                          -------
                         $508,870   Net Operating Income


OVERALL CAPITALIZATION RATE

To estimate the subject's value via the Income Approach, the subject's stabilized net operating income is capitalized with an overall capitalization rate of 9.00%. The selected overall capitalization rate is based on several methods of capitalization rate development with consideration given to the non-terminable Winn-Dixie lease and cross collateralization of the subject property with the other fourteen shopping centers in the securitized portfolio of retail properties. The cap rate development methods, which are presented following the Income Approach Summary on the following page, includes rates extracted from comparable sales, recently published investor surveys, and three methods using mortgage and equity positions which include the Ellwood, Band of Investment, and Debt Coverage Ratio Methods.

Rates extracted from the comparable sales, ranged from 9.64% to 10.53%, with an average of 10.04%. Published rates from the Korpacz Second Quarter 1997 Investor Survey ranged from 8.25% to 13.00% with an average rate of 9.84%. The most likely rates from the three mortgage/equity methods ranged from 8.87% to 9.14%. The rates developed with mortgage/equity factors reflect current condition and declining interest rates. The criteria used for these methods was taken from the above investor survey and from interviews with mortgage brokers.

The High, Middle, and Low average of the five methods of cap rate development are 10.32%, 9.36%, and 8.72%, respectively. Based on this analysis and the above considerations, the subject's overall capitalization rate is estimated to fall between the Middle and Low range of the five methods.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        49

ESTIMATED VALUE BY INCOME APPROACH

The subject's stabilized net operating income of $508,870 is capitalized with an overall capitalization rate of 9.0% for an estimated prospective market value "At Stabilized Occupancy" of $5,654,111, which is rounded to $5,650,000. A summary of the Income Approach to Value is presented below.

==========================================================================================
                                 VALUATION - INCOME APPROACH
==========================================================================================
POTENTIAL GROSS INCOME
Anchor Tenants
Winn Dixie                 44,000 sq.ft. @         $7.80        =    $343,200
Scotty's                   19,880 sq.ft. @         $6.25        =    $124,250
Subtotal                   63,880 sq.ft.                                          $467,450
Non-Anchor Tenants
Movie Gallery               4,800 sq.ft. @        $11.16        =     $53,568
Subtotal                                                                           $53,568
                                                                                   -------
Total Rental               68,680 sq.ft.                                          $521,018
Income
Expense Contributions
Scotty's                   19,880 sq.ft. @         $1.64        =     $32,603
Non-Anchor Tenants
CAM Admin., St. Res., Mgt.                                                 $0
CAM, Tax, Ins.              4,800 sq.ft. @         $1.64        =      $7,872
                           24,680                                                  $40,475
                                                                                   -------
POTENTIAL GROSS INCOME                                                            $561,493
Less Vacancy and Collection Loss
Non-Anchor                      5% Rent + Exp. Cont.            =                   $3,072
Tenants

EFFECTIVE GROSS INCOME                                                            $558,421

                                                             % of       $ per
Less Expenses:                                              E.G.I        S.F.
                                                            -----        ----
                           Management:            $7,006     4.0%       $0.28
                           Ad.Val.Tax            $15,694     2.8%       $0.64
                           Insurance             $16,051     2.9%       $0.65
                           CAM                    $8,600     1.5%       $0.35
                           St. Maint.             $1,700     0.3%       $0.07
                           Misc. Admin.             $500     0.1%       $0.07
                           Total Expenses                    8.9%       $2.01      $49,551
NET OPERATING INCOME
                                                                                  $508,870
                                                                                  --------
Capitalized at                                       9.0%                       $5,654,111
TOTAL INDICATED VALUE - "At Stabilized Occupancy"                 (Rounded)     $5,650,000

============================================================================================


                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        50

=======================================================================================================================
Property Capitalization
Rate Justification
=======================================================================================================================
                                                                            High              Middle               Low
                                                                            ----              ------               ---
                                                                           --------------------------------------------
   1. Market extracted rates for                                           10.53%             10.04%              9.64%
         similar local properties                                          --------------------------------------------

                                                                           --------------------------------------------
   2. Recent published cap rates                                           13.00%              9.84%              8.25%
                                                                           --------------------------------------------
          used by institutional investors - Source: Korpacz Report 2nd Quarter 1997

3. Ellwood method calculated rates
          11.55% = Eqty yield before tax
% Property appreciation (income) over hold period =                        -5.00%              0.00%              5.00%

         75% = Mortgage percent of value
       7.75% = Mortgage interest rate
       20.0  = Mortgage term in years
       10.0  = Investment holding period
       9.85% = Rm = Mortgage constant
       14.4% = Rmp = Mortgage constant over holding period
       31.6% = P = Percent  of mortgage paid off over hold period
        5.8% = SFF = Sink fund factor
       37.2% = J factor
                                                                           --------------------------------------------
                                         Calculated cap rate =              9.36%              8.90%              8.45%
                                                                           --------------------------------------------
4. Band of Investment Method
                                     Mortgage percent to value             70.00%             75.00%             80.00%
                                             Mortgage constant             10.35%              9.85%              9.35%
                                       Equity percent to value             30.00%             25.00%             20.00%
                                        Eqty cash on cash rate              8.00%              7.00%              6.00%
                                                                           --------------------------------------------
                                           Calculated cap rate              9.65%              9.14%              8.68%
                                                                           --------------------------------------------
5. Debt Coverage Ratio Method
                                     Req'd debt coverage ratio               1.35               1.20               1.15
                                     Mortgage percent to value             70.00%             75.00%             80.00%
                                             Mortgage constant             10.35%              9.85%              9.35%
                                                                           --------------------------------------------
                                           Calculated cap rate              9.06%              8.87%              8.60%
                                                                           --------------------------------------------
                                       Average of Five Methods             10.32%              9.36%              8.72%

=======================================================================================================================

                                                 H. J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        51

================================================================================

                                Explanatory Notes

                          Capitalization Rate Evidence

The accompanying chart illustrates 5 different sets of data or evidence as to appropriate current property capitalization rates.

         Item #1 Reflects the current range in capitalization rates in the southeast based on actual sales - this information is historical in nature although there has been a fairly consistent pattern evident in this market over the years.

         Item #2 Reflects actual cap rates used by large financial institutions in the acquisition and financing of major real estate projects. These rates are also historical in nature, but are based on properties of a magnitude atypical in this market area. Properties that would appeal to at least a regional and perhaps a national market of potential buyers.

         Item #3 Reflects a calculated cap rate utilizing the Ellwood model based on future expectations in income and property value growth and equity yield rates - explicit input assumptions are listed. This method is compelling when market mortgage and equity yield returns are predictable and property and income changes can be reliably predicted.

         Item #4 Analyzes required capital outlays to service both the debt (ie mortgage payment) and the equity (cash on cash or before tax cash flow or equity dividend). The weighted average of these required returns is, by definition, equal to the capitalization rate. It should be noted that the mortgage interest rate and equity yield rate are NOT part of this calculation.

         Item #5 Provides another method often used by lenders. The debt coverage ratio is a factor equal to the net operating income divided by the annual debt service - in other words, it is an estimate of the "cushion" or excess of net operating income over and above debt service. The calculated cap can be solved for by the following formula R(o) = R(m) x DCR x M.

The actual cap rate used by appraisers in this analysis is bracketed by this information. Further, this chart illustrates the implicit market expectations of the various investment parameters that are reflected by the specific capitalization rate used.

================================================================================

                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH

To estimate the subject property's value by the Sales Comparison Approach, a direct comparison is made with actual sales of other neighborhood shopping center properties. These sales are analyzed on the basis of price per square foot of gross leasable area (GLA) and their effective gross income multiplier
(EGIM).

While the subject property is part of a large portfolio of retail properties which would most likely be marketed as a total package, no sales of similar portfolio of properties were found with which to compare. The market for retail properties is national, and purchases are made on the strength and reliability of the income stream. Similar shopping center sales were located in the Southeast United States. Each sale is adjusted to the subject for pertinent items, including unusual financing or conditions of sale, time lapsed since sale, and physical differences such as age, condition, and construction quality and location as reflected in the net operating income.

The sales considered are detailed on the following pages with a comparison and adjustment following the presentation of the sales data.



                                                 H. J. Porter & Associates, Inc.

                               [GRAPHIC OMITTED]

                                  [PHOTOGRAPH]

SALES COMPARISON APPROACH - (CONTINUED)                                       53

Sale #1
Address/Location:        Village At Moody
                         US Highway 411
                         Moody, AL
Grantor:                 FS Partnership, Ltd.
Grantee:                 Birmingham Realty
Sale Date:               02/14/1996
Sale Price:              $4,485,000
Cash Equiv Price:        $4,485,000
Equity:                  $1,485,000
Debt:                    $3,000,000
Terms:                   $1,485,000 cash plus assumption of $3,000,000
                         mortgage at market rates and terms.
Recorded:                Book 261, Page 313; St. Clair County
Verified With:           Paul Spina, Grantor (205) 733-1131
Verified By:             David Mullins, H.J. Porter & Associates
Date Verified:           04/10/1996
Rights Conveyed:         Leased Fee
Land Size:               8.43 Acres
Access/Visibility:       Average/Average
Highest & Best Use:      Neighborhood Shopping Center
Parking:                 396               Parking Ratio: 6.51
Building Size:           60,800 SF(NRA)
Land:Bldg Ratio:         6.0
Year Built:              1995
Condition:               Good
Building Description:    In-line, one story masonry construction with brick
                         exterior on front and sides, and CCB on rear.  Flat
                         built-up roof system.
Anchors:                 Winn Dixie - 44,000 SF
Anchor - Sq. Ft.:        44,000            Anchor %:         72.37
Local:                   J&E Ent., Head Start, Movie Gallery, Open Book,
                         Vulcan Rehab, Moody Cleaners, Vill. Beverage, Merle
                         Norman, Nail Shop
Local - Sq. Ft.:         16,800            Local %: 27.63
Lease Information:       Winn Dixie - $7.00 PSF, Local tenant rent range
                         $10.50 to $11.50 PSF with average of
                         $10.67 PSF. All tenants pay pro-rata
                         share of CAM, tax, and insurance.


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       54

ANALYSIS

(1|2|3) *Source                            TOTAL $ AMOUNT         $ PER SF (NRA)
                                           --------------         --------------
(A\E\F)          Potential Gross Income:         $533,922             $8.78
(A\E\F)          Vac & Credit Loss:                $9,920             $0.16
                                                 --------             -----
(A\E\F)          Effec. Gross Income:            $524,002             $8.62
(A\E\F)          Less Expenses:                   $87,532             $1.44
                                                  -------             -----
(A\E\F)          Net Oper. Income                $436,470             $7.18

     ==========================================================================
*    Field 1:             S=Seller           B=Buyer               A=Appraiser
     Field 2:             A=Actual           E=Estimated
     Field 3:             P=Prior Year       F=Year Following
     ==========================================================================

INDICATORS OF VALUE:                         Price Per SF (NRA):   $73.77
                                             PGIM:                 8.40
                                             EGIM:                 8.56
                                             R(o):                 9.73%
                                             Expense Ratio:        16.70

Remarks: At time of sale this center was less than one year old and did not have a complete year of operating history. PGI includes contract rent plus estimated expense contributions. Market vacancy estimated at 5% of local tenant rent and expense contributions. Expenses include 4% management fee, taxes at $.58 PSF, insurance at $.10 PSF, CAM at $.40 PSF, and St. Maintenance at $.05 PSF. This center is located at the northeast corner of I-20 and US Highway 411 in Moody, Alabama. This area is a rapidly growing commercial district in the Birmingham/Atlanta interstate corridor.


                                                 H. J. Porter & Associates, Inc.

                               [GRAPHIC OMITTED]
                                  [PHOTOGRAPH]

SALES COMPARISON APPROACH - (CONTINUED)                                       55

Sale #2
Address/Location:        Middle Beach Shopping Center
                         Middle Beach Road and Bechrich Road
                         Bay County, Florida
Grantor:                 Sembler Family Partnership #8.
Grantee:                 Secured Properties Investors XII, L.P.
Sale Date:               9/9/1994
Sale Price:              $5,775,000
Cash Equiv Price:        $5,775,000
Terms:                   Cash to Seller
Recorded:                O.R. Book 1523 Page 1166; Bay County
Verified By:             Lee Weaver - Pardue, Heid, Church, Smith & Waller
Rights Conveyed:         Leased Fee
Land Size:               8.57 Acres
Access/Visibility:       Good/Good
Highest & Best Use:      Shopping Center
Building Size:           69,877 SF(NRA)
Land:Bldg Ratio:         5.34
Year Built:              1994
Condition:               Good
Building Description:    One Story masonry construction neighborhood
                         shopping center.  Built up flat roof.
Anchors:                 Publix
Anchor - Sq. Ft.:        56,077                     Anchor %: 80.3
Local:                   Movie Gallery, Jane's Hallmark, Jan's Pizza, Far
                         Horizon's Travel, Baskin Robbins, Office Express
                         Classique Hair Styles, Herb Shop.
Local - Sq. Ft.:         13,800                     Local %: 19.7
Lease Information:       All tenants pay a pro-rata share of CAM, Taxes, and
                         Insurance.


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       56

ANALYSIS

(1|2|3) *Source                            TOTAL $ AMOUNT        $ PER SF (NRA)
                                           --------------         -------------
(A\E\F)          Potential Gross Income:      $747,600                $10.70
(A\E\F)          Vac & Credit Loss:            $16,754                 $0.24
                                               -------                 -----
(A\E\F)          Effec. Gross Income:         $730,846                $10.46
(A\E\F)          Less Expenses:               $148,846                 $2.13
                                              --------                 -----
(A\E\F)          Net Oper. Income             $582,000                 $8.33

       ======================================================================
*      Field 1:       S=Seller             B=Buyer                A=Appraiser
       Field 2:       A=Actual             E=Estimated
       Field 3:       P=Prior Year         F=Year Following
       ======================================================================


INDICATORS OF VALUE:                       Price Per SF (NRA):    $82.65
                                           PGIM:                  7.73
                                           EGIM:                  7.90
                                           R(o):                  10.08%
                                           Expense Ratio:         20.4%


                                                 H. J. Porter & Associates, Inc.

                               [GRAPHIC OMITTED]

                                  [PHOTOGRAPH]

SALES COMPARISON APPROACH - (CONTINUED)                                       57

Sale #3
Address/Location:      North Hixson Marketplace
                       Hixson Pike and Camp Columbus Road
                       Chattanooga, TN
Grantor:               North Hixson, L.L.C.
Grantee:               Amberjack Ltd.
Sale Date:             03/04/1996
Sale Price:            $4,760,000
Cash Equiv Price:      $4,760,000
Terms:                 Cash to seller
Recorded:              Hamilton County
Verified With:         Dick Schmalz, with Grantor (205) 871-2617
Verified By:           David Mullins, H.J. Porter & Associates
Date Verified:         03/15/1996
Rights Conveyed:       Leased Fee
Land Size:             9.24 Acres
Access/Visibility:     Average/Average
Highest & Best Use:    Neighborhood Shopping Center
Parking:               405                        Parking Ratio: 5.88
Building Size:         63,270 SF(NRA)
Land:Bldg Ratio:       6.4
Year Built:            1995
Condition:             Good
Building Description:  One story neighborhood shopping center with split face block exterior walks and synthetic stucco on
                       steel stud canopy.
Anchors:               Winn Dixie (49,600 sf GBA & 44,000 sf(NRA); Big B
                       Drugs 8,470 sf
Anchor - Sq. Ft.:      52,470                     Anchor %: 82.93
Local:                 Movie Gallery, Sally's Beauty and other local
                       tenants
Local - Sq. Ft.:       10,800                     Local %: 17.07
Lease Information:     Anchor and Local: CAM, Taxes and Insurance


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       58

ANALYSIS
(1|2|3) *Source                           TOTAL $ AMOUNT        $ PER SF (NRA)
                                          --------------        --------------
(S\A\F)       Potential Gross Income:           $623,083            $9.85
(A\E\F)       Vac & Credit Loss:                 $13,057            $0.21
                                                 -------            -----
(A\E\F)       Effec. Gross Income:              $610,026            $9.64
(A\E\F)       Less Expenses:                    $124,533            $1.97
                                                --------            -----
(A\E\F)       Net Oper. Income                  $485,493            $7.67

            ==============================================================
*           Field 1:      S=Seller       B=Buyer               A=Appraiser
            Field 2:      A=Actual       E=Estimated
            Field 3:      P=Prior Year   F=Year Following
            ==============================================================

INDICATORS OF VALUE:                     Price Per SF (NRA):        $75.23
                                         PGIM:                      7.64
                                         EGIM:                      7.80
                                         R(o):                      10.2%
                                         Expense Ratio:             20.41%

Remarks: At time of sale, there were two vacant local shops containing 2,400 sq.ft. Expense contribution included in PGI and local vacancy. Vacancy based on 10% of local shop income plus expense contributions. Expenses based on 4% management, excluding expense contributions, $1.59 for taxes, CAM and insurance plus $.05 for structural reserves. The estimated expenses were consistent with Grantor's proforma. Average local shop space rent for leased space was $10.45/sf.


                                                 H. J. Porter & Associates, Inc.

                               [GRAPHIC OMITTTED]
                                  [PHOTOGRAPH]

SALES COMPARISON APPROACH - (CONTINUED)                                       59

Sale #4
Address/Location:       Hillcrest Marketplace
                        Hillcrest Road @ Grelot Road
                        Mobile, Alabama
Grantor:                Hillcrest Marketplace, Ltd.
Grantee:                Confidential
Proposed Sale Date:     9/15/97
Sale Price:             $6,490,000
Cash Equiv Price:       $6,490,000
Terms:                  Cash to seller
Recorded:               Sale Pending
Verified With:          Scott Holcombe, Arlington Properties -Developer
                        (205) 328-9600
Verified By:            Harris Hollans, H.J. Porter & Associates
Date Verified:          04/02/1997
Rights Conveyed:        Leased Fee Interest
Land Size:              12.49 Acres
Access/Visibility:      Good/Good
Highest & Best Use:     Neighborhood Shopping Center
Parking:                359                        Parking Ratio: 4.63
Building Size:          76,365 SF(NRA)
Land:Bldg Ratio:        7.1
Year Built:             1997
Condition:              New
Building Description:   Red brick veneer front over concrete block wall.
                        Reinforced concrete slab. Single ply membrane roof.
                        Raised seam metal and canvas awning.
Anchors:                Winn Dixie (51,282 sq.ft.), Revco (9,240 sq.ft.)
Anchor - Sq. Ft.:       60,522                     Anchor %: 79.25
Local:                  Various regional, national, & local
Local - Sq. Ft.:        15,843                     Local %: 20.75
Lease Information:      Winn Dixie rent was $8.00 per sq.ft. Revco rent was
                        $8.00 per sq.ft. Local rents were pro-forma $11.50,
                        actual was $12.50 per sq.ft. Anchor expense
                        contributions were estimated at $.99 per sq.ft.
                        with local tenants at $1.38 per sq.ft.


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       60

ANALYSIS


(1|2|3) *Source                            TOTAL $ AMOUNT         $ PER SF (NRA)
                                           --------------         --------------
(A\E\F)          Potential Gross Income:         $756,072            $9.90
(A\E\F)          Vac & Credit Loss:               $17,613            $0.23
                                                  -------            -----
(A\E\F)          Effec. Gross Income:            $738,459            $9.67
(A\E\F)          Less Expenses:                  $112,823            $1.48
                                                 --------            -----
(S\E\F)          Net Oper. Income                $625,636            $8.19


     ==========================================================================
*    Field 1:             S=Seller           B=Buyer               A=Appraiser
     Field 2:             A=Actual           E=Estimated
     Field 3:             P=Prior Year       F=Year Following
     ==========================================================================

INDICATORS OF VALUE:                        Price Per SF (NRA):       $84.99
                                            PGIM:                     8.58
                                            EGIM:                     8.79
                                            R(o):                     9.6400%
                                            Expense Ratio:            15.28%


Remarks: The total Gross Building Area of the shopping center was 77,557 sq.ft. Local tenant space was projected to be 100% leased prior to completion. The sale of the property was also negotiated prior to completion. Estimated completion date was July 1997. There were five out-parcel lots at the center which were not included in the transaction. Significant site work was necessary for development. Estimated site work totaled $85,000 per acre. Out-parcels were marketed to Wendy's, New York Bagel, and Boston Market.


                                                 H. J. Porter & Associates, Inc.

                               [GRAPHIC OMITTED]

                                  [PHOTOGRAPH]

SALES COMPARISON APPROACH - (CONTINUED)                                       61

Sale #5
Address/Location:       Ensley Square Shopping Center
                        Northeast Corner of Nine Mile Road and Palofax Highway
                        Pensacola, Florida
Grantor:                Noro - Ensley Square Holdings BV
Grantee:                Branch / HOP Associates, L.P.
Sale Date:              11/15/1995
Sale Price:             $3,450,000
Cash Equiv Price:       $3,450,000
Terms:                  Cash Buyer assumed loan of $1,518,700 at a reported
                        market level rate.
                        No known affect on sale price.
Recorded:               O.R. Book 3872 Page 477; Escambia County
Verified By:            Terry Hoffman, MAI - Hoffman & Associates
Rights Conveyed:        Leased Fee
Land Size:              6.41 Acres
Access/Visibility:      Good/Good
Highest & Best Use:     Shopping Center
Building Size:          60,630 SF(NRA)
Land:Bldg Ratio:        4.61
Year Built:             1976
Condition:              Average
Building Description:   One story masonry and wood exterior neighborhood
                        shopping center.
                        Built up flat roof.
Anchors:                Delchamps
Anchor - Sq. Ft.:       38,427                         Anchor %: 63.4
Local:                  Radio Shack, GTE Mobile Net, Vick's Cleaners, Isey's
                        Pet Center, Ann's Hallmark, Northwest Financial,
                        Delchamp's Liquor, etc.
Local - Sq. Ft.:        22,203                         Local %: 36.6
Lease Information:      Tenants pay a pro-rata share of CAM, Taxes, and
Insurance.

                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       62

ANALYSIS

(1|2|3) *Source                            TOTAL $ AMOUNT         $ PER SF (NRA)
                                           --------------         --------------
(A\E\F)          Effective Gross Income          $454,218             $7.49
(A\E\F)          Expenses                         $90,843             $1.50
                                                  -------             -----
(A\E\F)          Net Oper. Income                $363,375             $5.99


     ==========================================================================
*    Field 1:             S=Seller           B=Buyer               A=Appraiser
     Field 2:             A=Actual           E=Estimated
     Field 3:             P=Prior Year       F=Year Following
     ==========================================================================


INDICATORS OF VALUE:                         Price Per SF (NRA):     $56.90
                                             PGIM:                   N/A
                                             EGIM:                   7.60
                                             R(o):                   10.53%
                                             Expense Ratio:          20%

Remarks: Verification of effective gross income was through the purchaser's agent. Net income was estimated based on discussions with the agent.


                                                 H. J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                               IMPROVED SALES MAP

SALES COMPARISON APPROACH - (CONTINUED)                                       63

The sales detailed above are compared and adjusted to the subject for pertinent items of difference as:

=========================================================================================================
                                   SUMMARY OF IMPROVED SALES AND ADJUSTMENTS
=========================================================================================================
Comp. Number              Subject           #1            #2             #3             #4             #5

Center Name                             Vill @        Middle     North Hixson    Hillcrest   Ensley Square
                                         Moody         Beach

Grantor                            FS Partners       Sembler     North Hixon     Hill. Ltd           Noro

Grantee                            Birm.Realty       Secured     Amberjack.          Conf.         Branch
                                                                                                      Ltd
Cash Eq.Sale Price                  $4,485,000    $5,777,000     $4,760,000     $6,490,000     $3.450,000
                          10/17/97     2/14/96        9/9/94         3/4/96         7/1/97       11/15/95
Gross Leasable Area         68,680      60,800        69,877         63,270         76,365         60,630

Sale Price/Sq.Ft.                       $73.77        $82.65         $75.23         $84.99         $56.90

NOI                       $508,870    $436,470      $582,000       $485,493       $625,636       $363,375

NOI per Sq. Ft.              $7.41       $7.18         $8.33          $7.67          $8.19          $5.99

EGIM                                      8.56          7.90           7.80           8.79           7.60
==========================================================================================================
ADJUSTMENTS                                 #1            #2             #3             #4             #5

Conditions of Sale                      Normal        Normal         Normal         Normal         Normal
                                         $0.00         $0.00          $0.00          $0.00          $0.00
Market Conditions/Time                    8.4%         15.5%           8.1%           1.5%           9.6%
@ 5% Per Year
==========================================================================================================
Preliminary Adj.Price/Sq.Ft.            $79.96        $95.46         $81.33         $86.26         $62.37
==========================================================================================================
PHYSICAL DIFFERENCES                        #1            #2             #3             #4             #5
NOI Adjustment                            3.2%        -11.0%          -3.4%          -9.6%          23.6%
Overall Adjustment                       $2.56      ($10.50)        ($2.77)        ($8.28)         $14.72
Final Adjusted Price/Sq. Ft. of Bldg    $82.52        $84.96         $78.56         $77.98         $77.09
==========================================================================================================


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       64

The sales were adjusted to the subject for the following items:

CONDITION OF SALE:         No adjustment indicated.

TIME: Considers an increase of 5% per year based on analysis of the overall capitalization rates of the comparable sales and range of rates from the five methods considered in the Income Approach.

NET OPERATING INCOME:      The comparable sales were adjusted to the subject
                           based on the difference in net operating income.
                           The physical and economic characteristics such as condition, age, vacancy, size, and location are reflected in a property's net operating income. As indicated in the following table, there is a direct relationship between the sale price per square foot and net operating income per square foot.

                                ===================
                                 SP/SF       NOI/SF
                                -------------------
                                $73.77       $7.18
                                $82.65       $8.33
                                $75.23       $7.67
                                $84.99       $8.19
                                $56.90       $5.99
                                ===================

                           The adjustment for NOI is based on the following formula: the comparable sales NOI per square foot is subtracted from the subject's estimated NOI per square foot and the difference is divided by the comparable's NOI per square foot.

The comparable sales present an adjusted range of value from $77.09 to $84.96 per square foot. Most emphasis was placed on Sales No.1 through No.4, as they are most similar in terms of overall effective age. Based on this analysis, with consideration given to the non-terminability of the Winn Dixie lease and the subject's cross collateralization, the subject's value is estimated at $80.00 per square foot.

Based on these adjusted sales, the subject property is valued by direct comparison as:

68,680 Sq.Ft. GLA @ $80.00    =                                $5,494,400
                              Rounded                          $5,490,000


                                                 H. J. Porter & Associates, Inc.

SALES COMPARISON APPROACH - (CONTINUED)                                       65

The Effective Gross Income Multipliers (EGIM) derived from the above sales are highlighted as:


                          SALE #       EGIM
                          ------       ----
                            1          8.56
                            2          7.90
                            3          7.80
                            4          8.79
                            5          7.60


The Effective Gross Income Multipliers of the five comparable sales range from
7.6 to 8.79. Based on these sales, with consideration given to declining interest rates, the subject's EGIM is estimated at the high end of the range. The subject is valued by EGIM as:

$558,421 EGIM x 8.70          =                                $4,858,263
                              Rounded                          $4,860,000

Due to discrepancies between the sales and the subject property with regard to expense collections, expense ratios and reimbursement income, the price per square foot technique is considered the most reliable in this instance. Considering this factor, the concluded prospective market value estimate "At Stabilized Occupancy" by the Sales Comparison Approach is $5,450,000.


                                                 H. J. Porter & Associates, Inc.

RECONCILIATION AND FINAL VALUE ESTIMATE

Cost Approach....................................................... $4,980,000

This approach is felt to be reliable, being based on a respected national cost service's figures as well as actual cost of other centers. The land value is based on recent commercial land sales from the subject's market area and is felt to be well supported. This approach is given secondary consideration to the Income Approach.

Income Approach..................................................... $5,650,000

This approach is felt to be most indicative of the subject's value. It best reflects current and projected market conditions as they relate to the subject and mirrors the actions of investors in today's market. Overall, this approach is afforded greatest consideration.

Sales Comparison Approach........................................... $5,450,000

This approach is based on recent sales of other neighborhood shopping centers. Due to discrepancies between the sales and the subject property with regard to expense collections, expense ratios and reimbursement income, the price per square foot technique is considered the most reliable in this instance. This approach is afforded less consideration than the Income Approach.

Based on the value indications summarized above, we are of the opinion that the subject's leased fee interest, has a prospective market value "At Stabilized Occupancy", as of October 17, 1997, of:

                    FIVE MILLION SIX HUNDRED THOUSAND DOLLARS
                                  ($5,600,000)


Divided As:           Improvements                       $4,794,000
                      Land                                $ 806.000
                                                         ----------
                      Total                              $5,600,000


                                                 H. J. Porter & Associates, Inc.

VALUATION - "AS IS"

The value "As Is" is calculated by subtracting the estimated value loss due to rent loss and the costs associated with the outstanding tenant improvement allowance from the prospective market value "At Stabilized Occupancy". The subject property is currently 100% leased. However, it will be approximately two months before the Movie Gallery lease commences. Thus, there is a rent loss associated with this lease. Also, the landlord is providing Movie Gallery with a $31,500 tenant improvement allowance to be paid within 10 days from when tenant opens for business.

Considering the two month period before commencement, the first year vacancy on the shop space equates to 17% (2 months vacant/12 months). The rent loss is estimated by comparing the net operating income "At Stabilized Occupancy" with the estimated net operating income considering the two month rent loss. The value loss due to rent loss and the outstanding tenant improvement allowance is presented on the following page.



                                                 H. J. Porter & Associates, Inc.

VALUATION - "AS IS" - (CONTINUED)                                             68

================================================================================
         VALUE LOSS DUE TO RENT LOSS AND OUTSTANDING TENANT IMPROVEMENTS
================================================================================
POTENTIAL GROSS INCOME               Income/Expenses             Income/Expenses
                                     At Stabilized Occupancy               As Is
                                     -----------------------               -----
Anchor Tenants

 Winn Dixie                              $343,200                      $343,200

 Scotty's                                $124,250                      $124,250

Subtotal                                 $467,450                      $467,450

Non-Anchor Tenants

 Movie Gallery                            $53,568                       $53,568

Subtotal

Total Rental Income                      $521,018                      $521,018

Expense Contributions

 Scotty's                                 $32,603                       $32,603

Non-Anchor Tenants

  CAM Admin., St. Res., Mgt.                   $0                            $0

  CAM, Tax, Ins.                           $7,872                        $7,872

                                          $40,475                       $40,475

POTENTIAL GROSS INCOME                   $561,493                      $561,493

Less Vacancy and Collection Loss

Non-Anchor Tenants Rent
 + Exp. Contributions @    5%              $3,072            17%        $10,445

EFFECTIVE GROSS INCOME                   $558,421                      $551,048

Less Expenses:

     Management:         4.0%              $7,006                        $6,748

     Ad. Val. Tax                         $15,694                       $15,694

     Insurance                            $16,051                       $16,051

     CAM                                   $8,600                        $8,600

     St. Maint.                            $1,700                        $1,700

     Misc. Admin.                            $500                          $500

Total Expenses                            $49,551                       $49,293

NET OPERATING INCOME                     $508,870                      $501,755

Value Loss Due to Rent Loss:                        $7,116
Add: Outstanding Tenant
  Improvement Allowance:                           $31,500
Total Value Loss                                   $38,616
                                         Rounded:  $40,000

================================================================================


                                                 H. J. Porter & Associates, Inc.

VALUATION - "AS IS" - (CONTINUED)                                             69

Based on the above analysis, it is concluded that the subject has an "As Is" market value estimate as of August 9, 1997, of:


CONCLUDED PROSPECTIVE MARKET VALUE
"AT STABILIZED OCCUPANCY:                                             $5,600,000

LESS: VALUE LOSS ASSOCIATED WITH RENT LOSS
AND OUTSTANDING TENANT IMPROVEMENT ALLOWANCE:                         $   40,000
                                                                      ----------

CONCLUDED "AS IS" MARKET VALUE ESTIMATE:                              $5,560,000




                                                 H. J. Porter & Associates, Inc.

                                  CERTIFICATION

We certify that, to the best of our knowledge and belief,...

1.   The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

3. Neither party signing this report has a present or prospective interest in the property that is the subject of this report, nor do they have any personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of; this report. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of stipulated result, or the occurrence of a subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

6. The use of this report is subject to the requirements of the Appraisal Institute and the applicable Real Estate Appraisers Board relating to review by its duly authorized representatives.

7. This assignment was made subject to regulations of the applicable State Real Estate Appraisers Board. The undersigned state certified appraiser has met the requirements of the board that allow this report to be regarded as a 'certified appraisal'.

8. Howard J. Porter, Jr., MAI, CCIM, is currently certified under the continuing education program of the Appraisal Institute.

9. Howard J. Porter, Jr., MAI, CCIM, has not made a personal inspection of the property that is the subject of this report.


                                                 H. J. Porter & Associates, Inc.

10. Matthew S. Rice, Associate, has made a personal inspection of the property that is the subject of this report.

11. No one provided significant professional assistance to the persons signing this report.

12. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

13. Based upon the foregoing investigations and analysis, it is our opinion that the subject property has leased fee market value estimates as follows:

     Prospective Market Value Estimate
     "At Stabilized Occupancy"
     As of October 17, 1997


                    FIVE MILLION SIX HUNDRED THOUSAND DOLLARS
                    -----------------------------------------
                                  ($5,600,000)


"As Is" Market Value Estimate:
As of August 9, 1997


                FIVE MILLION FIVE HUNDRED SIXTY THOUSAND DOLLARS
                ------------------------------------------------
                                  ($5,560,000)


/s/ Howard J. Porter                                11/13/97
-----------------------------------------           --------
Howard J. Porter, Jr., MAI, CCIM                    Date
Certified General Real Property Appraiser
Alabama Certificate #G51


/s/ Matthew S. Rice                                 11/13/97
-----------------------------------------           --------
Matthew S. Rice, Associate                          Date
Certified General Real Property Appraiser
Florida Temporary Practice Permit #0001152



                                                 H. J. Porter & Associates, Inc.

EXHIBITS
    Location Map................................................  Facing Page 3
    Area Map....................................................  Facing Page 9
    Subject Photographs......................................... Facing Page 13
    Site Plan................................................... Facing Page 15
    Land Sales Map.............................................. Facing Page 28
    Rental Comparable Map....................................... Facing Page 35
    Improved Sales Map.......................................... Facing Page 63

ADDENDUM II
    Korpacz Real Estate Investor Survey
    Engagement Letter
    Assumptions and Limiting Conditions
    Qualifications

                                                 H. J. Porter & Associates, Inc.

                                 LEASE SYNOPSIS

Tenant:                     Winn-Dixie Montgomery, Inc.

Area:                       44,000 Sq. Ft.

Term:                       20 years

Lease Expiration:           08/20/15 (According to rent roll)

Renewal Options:            6 option for 5 years each at same rent and terms

Minimum Rental:             $343,200/year, or $7.80/sf

Percentage Rent:            1% over natural breakpoint

Expenses:                   Winn-Dixie will be responsible for
                            building and grounds maintenance, ad
                            valorem taxes, and property
                            insurance on their delineated area.
                            This is a triple net lease wherein
                            the tenant is responsible for a
                            expenses associated with the
                            operation of the property.

Repairs by Landlord:        None

Repairs by Tenant:          All

Subletting:                 Tenant has right to use, vacate, assigned, sublet
                            in whole or part for retail food store or any other lawful use.

Subordination:              Yes

Non-Terminability:          This lease shall not terminate and the Tenant shall
                            not have any right to terminate this lease during the Term. Basic rent and all other sums payable by Tenant shall be paid without notice or demand, and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, or defense.

                            It is the intention of this lease
                            that the obligations of the Tenant
                            shall be separate and independent
                            covenants and agreements, and that
                            Basic Rent and all other sums
                            payable by Tenant shall continue to
                            be payable in all events, and that
                            the obligations of Tenant shall
                            continue unaffected.


                                                 H. J. Porter & Associates, Inc.

                                 LEASE SYNOPSIS


Tenant:                     Scotty's

Area:                       19,880 Sq. Ft.

Term:                       10 years

Lease Expiration:           02/28/06 (according to rent roll)

Renewal Options:            Three, five year renewal options

Minimum Rental:             $6.25/Sq. Ft.

Percentage Rent:            2% of gross receipts over $3,500,000.

Expense Contributions:

         C.A.M.             Pro-rata share
         Tax                Pro-rata share
         Insurance          Pro-rata share
         Structural Res.    None
         Management Fee     None

Utilities Paid By:          Tenant

Repairs by Landlord:        Roof, outer walls, structural portions of the
                            building, water, gas, and electrical lines leading to the leased premises, and replacement of HVAC equipment in the event said equipment can not be satisfactorily repaired due to ordinary wear and tear and requires replacement. Also, landlord is responsible for repairs caused by natural disaster such as fire, flood windstorm, etc.

Repairs by Tenant:          All maintenance
                            replacement and repairs necessary to
                            keep leased premises in good state
                            of repair except for the above
                            mentioned items that are the
                            landlord's responsibility.

Parking:                    5 spaces per 1,000 sf of leasable area

Subletting:                 Yes, with Lessor's written permission

Subordination:              Yes


                                                 H. J. Porter & Associates, Inc.

                                 LEASE SYNOPSIS


Tenant:                     M.G.A., Inc. (Movie Gallery)
Area:                       4,800 Sq. Ft.
Term:                       5 Years

Lease Commencement:         Projected for October 17, 1997 (60 Days from
                            turnover date of 8/18/97)

Renewal Options:            Two, three-year options

Minimum Rent:               Years 1-3 - $11.16 per Sq. Ft.
                            Years 4-5 - $12.25 per Sq. Ft.
                            Option Period One: $13.50 per Sq. Ft.

Percentage Rent:            None
Expense Contributions:
         C.A.M.             Pro-rata share
         Tax                Pro-rata share
         Insurance:         Pro-rata share
         Structural Res.    None
         Management Fee     None

Repairs by Landlord:        Roof, exterior walls, foundation, sprinkler
                            systems, exterior canopies, and structural components. Landlord warrants HVAC equipment for 1 yr.

Repairs by Tenant:          HVAC repairs and interior repairs.  Tenant's HVAC
                            repairs shall be limited to $250 per occurance and $500 per year. However, if new HVAC units are installed by landlord, the above repair limits shall not apply.

Parking:                    No requirement

Subletting:                 Requires written permission from landlord

Remarks: Tenant has the right to terminate the lease by giving 30 days written notice if Winn Dixie closes for business. Landlord agrees to contribute $31,500 for tenant improvement allowance to be paid within 10 days from when tenant opens for business. The sprinkler system is not currently in working order. If tenant's ability to obtain necessary city or other governmental permits or approvals requires any sprinkler improvements, landlord will take such steps as to bring the sprinkler system to good working order.


                                                 H. J. Porter & Associates, Inc.

========
KORPACZ
========

NATIONAL STRIP SHOPPING CENTER MARKET

     The trend toward investors focusing on retail acquisitions continues this quarter. They believe that since the prices of other property types have been bid up, retail offers better relative values. "We're seeing the beginning of a run up in retail again," says one participant. The major interest tends to be on neighborhood and community centers.

     The optimum size of the ideal strip shopping center is 100,000 square feet to 130,000 square feet, but investors will also consider larger properties, especially if there is the potential to put in other anchor stores such as Marshall's or T.J. Maxx. Although buyers prefer not to have centers that are smaller than 100,000 square feet, some portfolios may have centers as small as 70,000 square feet and as large as 200,000 square feet. "But there you have to take good with bad," comments a participant. The supply of available strip centers is plentiful, but is hard to find those of optimum size that are anchored by a market-dominant grocery store.

     The importance of the grocery anchor is based on its capability to generate traffic in the center, which greatly enhances the landlord's ability to lease the in-line stores. The traffic increases in-line store sales volume, which mitigates the risk of ownership and provides the investor with the requisite yield from such a center.

     The size of the grocery anchor is also significant in its competitive position. Although the optimum size varies by market in major metropolitan areas between 50,000 square feet and 75,000 square feet ideal. In smaller markets a 40,000-square-foot store can be successful. However, the older
25,000-square-foot stores are considered functionally obsolete.

     Over the next 12 months, prices in the national strip center market are expected to remain stable or drop slightly. Survey participants put the average decrease at 1.78%.

TABLE 7
NATIONAL STRIP SHOPPING CENTER MARKET
SECOND QUARTER 1997

     Key indicators in the national strip shopping center market support the expectation of stagnant values for the year. Again this quarter, the changes in indicators are small. The average discount rate (IRR) increased 2 basis points (see Table 7). This follows a 10 basis-point decrease last quarter.

     The average overall cap rate (OAR) decreased 1 basis point to 9.84%. Highly desirable centers trade at cap rates between 8.00% and 10.00%, but most close at cap rates between 10.00% and 11.00%.

     Strip shopping centers have long been perceived to pose higher investment risk than regional malls, and both IRRs and going-in cap rates have reflected a premium for the higher risk. In fourth quarter 1996, however, for the first time since we began tracking the national strip shooting center market in fourth quarter 1991, the average IRR fell below the national regional mall market average IRR. This quarter the rates are 11.55% and 11.75%, respectively.

     The strip shopping center OAR is still considerably higher than the regional mall rate. The spread between the two had narrowed during 1996. However, last quarter's 7-basis-point increase in the strip shopping center OAR widened the gap again. The current OAR premium is 127 basis points. It was 173 one year ago. By comparison, the national power center OAR is 9.58%, 26 basis points lower than the strip shopping center rate.

     Investors would like to acquire portfolios of neighborhood and community shopping centers are that located in one region, thus presenting the opportunity for management and leasing efficiencies. These are difficult to find, however, and are priced at a premium. |_|

                                CURRENT            LAST              YEAR
KEY INDICATORS                  QUARTER           QUARTER            AGO
===========================  ===============  ===============  ================
Discount Rate (IRR)(a)
===========================  ===============  ===============  ================
RANGE                        10.00%-14.00%     10.00%-14.00%      10.00%-14.00%
AVERAGE                          11.55%           11.53%             11.74%
CHANGE (Basis Points)             --                +2.                -19
===========================  ===============  ===============  ================
Overall Cap Rate (OAR)(a)
===========================  ===============  ===============  ================
RANGE                         8.25%-13.00%     8.25%-13.00%       8.25%-13.00%
AVERAGE                          9.84%             9.85%              9.90%
CHANGE (Basis Points)             --                -1                 -6
===========================  ===============  ===============  ================
Market Rent Change Rate(b)
===========================  ===============  ===============  ================
RANGE                         0.00%-6.00%       0.00%-6.00%        0.00%-6.00%
AVERAGE                          2.83%             2.73%              2.60%
CHANGE (Basis Points)             --                +10                +23
===========================  ===============  ===============  ================
Expense Change Rate(b)
===========================  ===============  ===============  ================
RANGE                         0.00%-5.00%       0.00%-5.00%        2.00%-5.00%
AVERAGE                          3.58%             3.67%              3.99%
CHANGE (Basis Points)             --                -9                 -41
===========================  ===============  ===============  ================
Residual Cap Rate
===========================  ===============  ===============  ================
RANGE                         8.25%-12.00%     8.25%-12.00%       8.25%-13.50%
AVERAGE                          9.92%             9.92%             10.13%
CHANGE (Basis Points)             --                 0                -21

a.   Rate on unleveraged, all-cash transactions
b.   Initial rate of change


                                                 H. J. Porter & Associates, Inc.

                      [H.J. PORTER ASSOCIATES - LETTERHEAD]

                                  July 31, 1997

Mr. Anthony Rokovich
Merrill Lynch
World Financial Center - North Tower
New York, NY 10281

                                            Re: Agreement for Appraisal Services

Dear Mr. Rokovich:

Please allow this to serve as our proposal and agreement for appraisal services on the properties described below.

Property To Be Appraised

The real estate to be appraised is briefly described as:

59 West Shopping Center                     29 North Shopping Center
700 Academy Drive                           1550 South U.S. Highway 29
Bessemer, AL                                Cantonment, FL

Clanton Marketplace                         Nine Mile Plaza Shopping Center
Highway 31 & Ollie Avenue                   312 East Nine Mile Road
Clanton, AL                                 Pensacola, FL

Betts Crossing Shopping Center              Parker Shopping Center
1441 Fox Run Parkway                        208 South Tyndal Parkway
Opelika, AL                                 Parker, FL

Opp Marketplace                             The "T" Shopping Center
507 E. Cummings Road                        17184 Front Beach Road
Opp, AL                                     Panama City Beach, FL

Greenbrier Station Shopping Center          Mandeville Marketplace
1408 Golden Springs Road                    619 N. Causeway Blvd.
Anniston, AL                                Mandeville, LA

Russell Crossing Shopping Center
U.S. Highway 280 and Stadium Drive
Phenix City, AL



      123 N. College St., Ste. 100 o P.O. Box 28 o Auburn, Alabama 36830 o
                        (334)826-8682 o Fax (334)826-3827
 14 Office Park Circle, Suite 230 o Birmingham, Alabama 35223 o (205)871-3600 o
                                Fax (205)879-3762
418 Scott Street o Montgomery, Alabama 36104 o (334)262-8331 o Fax (334)262-8325

                  Real Estate Research, Appraisal & Counseling

Mr. Rokovich
July 31, 1997
page 2

Purpose Of The Appraisal

These appraisals will be made to determine the market value of the leased fee interest of the subject real estate. The term "market value" is as defined in the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.


Function Of The Appraisal

It is understood that these appraisals have been requested to function as an underwriting guide for mortgage loan purposes and for use in the securitization of the mortgage. Accordingly, these appraisals may be provided by Merrill Lynch to potential investors in a securitization or other sale of the mortgage loan(s).

Scope Of The Appraisal

The scope of this assignment shall include, but not be limited to:

1) Personal contact with the owner or his representative to arrange an on-site inspection.
2)  On-site inspection of the site and improvements.
3)  Review of public records pertaining to the subject.
4) Research into public records and interviews with Realtors(R), management agents, owners, developers, and other appraisers as deemed pertinent, to locate comparable data.
5) Analysis of comparable data and completion of the Cost, Market, and Income Approaches to value as may be deemed applicable.


Report and Delivery

The appraisals will be complete analyses communicated in self-contained narrative reports with all supporting information and exhibits included.

The appraisals will be made in conformance with the Standards of Professional Practice and Code of Ethics of the Appraisal Institute. As such, the reports shall be subject to their review. The appraisals shall also conform to the Uniform Standards of Professional Appraisal Practice as set by the Appraisal Standards Board of the Appraisal Foundation.

The date of appraisals shall be made effective as of the dates of inspection. The reports will be addressed to Mr. Anthony-Rokovich, Merrill Lynch. Additionally, the properties will be valued as of the estimated dates of completion of improvements and as of the estimated date of stabilized occupancy, as may be applicable.

Three (3) copies of the completed reports will be delivered within four weeks of receipt of your authorization to proceed and the required information noted below.


Fee

Our fee for this assignment shall be Forty Six Thousand Dollars ($46,000.00) due and payable on delivery of the completed reports. Any amount past due over thirty (60) days shall be subject to a late charge of 1-1/2% per month.


                            H.J. Porter & Associates

Mr. Rokovich
July 31, 1997
page 3

The fee charged is for the appraisal reports requested. Should revisions be requested due to a change in basic requirements by the client, an additional fee will be charged. Consultations and, if requested in advance, court testimony, stand by, depositions or pre-trial conferences will be charged at a per diem rate of One Thousand Dollars ($1,000.00). Should additional copies of the report be required, they will be made available on reasonable notice at a charge of One Hundred Dollars ($100.00) per copy.

Client Relationship

It is understood that Merrill Lynch is considered to be the Client of H. J. Porter & Associates. Accordingly, it shall be responsible for payment of all fees due hereunder. Unless authorized in writing, the personnel of H. J. Porter & Associates are not authorized to, nor will they divulge or discuss any of the findings or conclusions of the appraisal with anyone other than the client.

Information Required

In order to undertake this assignment we will need the following items for each property to begin work. It is my understanding that the borrower, Newton, Oldacre, McDonald will provide this information.

o   Legal name and address of owner
o   Copy of all current leases on the subject property.
o Transaction data on any sales of the subject (or a portion thereof) during the past five (5) years.
o   Ad Valorem tax information.
o Insurance information including limits of coverage, carrier, annual premium, and agent.
o   Current year to date and prior three years income and expense history.
o   Survey and legal description of property to be appraised.
o   Plot plan.
o Results of any environmental site assessments or testing for hazardous materials.

Upon receipt of the information noted above and an executed copy of the agreement, we will begin work on this assignment. This proposal shall remain open for a period of one week from the above date. If not executed by that date the delivery time and fee quoted are subject to change.

Your choice of us for this assignment is appreciated.

                                            Yours very truly,

                                            /s/ David P. Mullins
                                            -------------------------
                                            David P. Mullins, MAI
                                            H. J. Porter & Associates

The above terms and conditions are acceptable and you are authorized to proceed as of this ____ day of ______, 1997. It is understood that the fee agreed upon is due and payable on delivery of the report and by executing this agreement agree to responsibility for this fee.

                                            Client:


                                            By: /s/ Lawrence Milli
                                            ----------------------
                                            Its: Director



                            H.J. Porter & Associates

                       ASSUMPTIONS AND LIMITING CONDITIONS

1.   COPIES, PUBLICATION, DISTRIBUTION, USE OF REPORT:

     Possession of this report or any copy thereof does not carry with the right of publication, nor may it be used for other than its intended use. The report may not be used for any purpose by any person or corporation other than the client or the party to whom it is addressed or copied without the written consent of the appraiser, and then only in its entirety.

     Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations efforts, news, sales, or other media, without the written consent and approval of the appraiser, nor may any reference be made in such a public communication to the Appraisal Institute or the MAI designation.

2.   CONFIDENTIALITY:

     The appraiser may not divulge the material (evaluation) contents of the report, analytical findings or conclusions, or give a copy of the report to anyone other than the client or his designee as specified in writing except as may be required by the Appraisal Institute as they may request in confidence for ethics enforcement, or by a court of law or body with the power of subpoena.

     This appraisal is to be used only in its entirety and no part is to be used without the whole report. All conclusions and opinion concerning the analysis are set forth in the report and were prepared by the Appraiser whose signature appears on the appraisal report, unless indicated as "Review Appraiser". No change of any item in the report shall be made by anyone other than the Appraiser and/or officer of the firm. The Appraiser and firm shall have no responsibility if any such unauthorized change is made.

3.   INFORMATION USED:

     No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible subcontractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit; all are considered appropriate for inclusion to the best of our factual judgement and knowledge.



                                                 H. J. Porter & Associates, Inc.

4.   TESTIMONY, CONSULTATION, COMPLETION OF CONTRACT FOR APPRAISAL SERVICES:

     The contract for appraisal, consultation or analytical service, are fulfilled and the total fee payable upon completion of the report. The appraiser or those assisting in the preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with client or third parties except under separate and special arrangement and at additional fee.

5.   EXHIBITS:

     The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose and are not intended to represent the property in other than actual status, as of the date of the photos. Site plans are not surveys unless shown from separate surveyor.

6. LEGAL, ENGINEERING, FINANCIAL, STRUCTURAL, OR MECHANICAL NATURE HIDDEN COMPONENTS, SOIL:

     No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor of any architectural, structural, mechanical, or engineering nature. No opinion is rendered as to the title, which is presumed to be good and merchantable. The property is appraised as if free and clear, unless otherwise stated in particular parts of the report.

     The legal description is assumed to be correct as used in this report as furnished by the client, his designee, or as derived by the appraiser.

     The appraiser has inspected as far as possible, by observation, the land and the improvements thereon; however it was not possible to personally observe conditions beneath the soil or hidden structural, or other components. We have not critically inspected mechanical components within the improvements and no representations are made herein as to these matters unless specifically stated and considered in the report. The value estimate considers there being no such conditions that would cause a loss of value. The land or the soil of the area being appraised appears firm, however subsidence in the area is unknown. The appraiser does not warrant against this condition or occurrence of problems arising from soil conditions.


                                                        H.J. Porter & Associates

     The appraisal is based on there being no hidden, unapparent, or apparent conditions of the property site, subsoil, or responsibility is assumed for any such conditions or for any expertise or engineering to discover them. All mechanical components are assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

7.   RELATING TO THE AMERICAN WITH DISABILITIES ACT:

     The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraisers have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since there is no direct evidence relating to this issue, possible non-compliance with the requirements of ADA in estimating the value of the property has not been considered.

8.   LEGALITY OF USE:

     The appraisal is based on the premise that, there is full compliance with all applicable federal, state and local environmental regulations and laws unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further, it is assumed that all required licenses, consents, permits, or other legislative or administrative authority, local, state, federal and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

9.   COMPONENT VALUES:

     The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.


                                                        H.J. Porter & Associates

10.  AUXILIARY AND RELATED STUDIES:

     No environmental or impact studies, special market study or analysis, highest and best use analysis study or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report. The appraiser reserves the unlimited right to alter, amend, revise or rescind any of the statements, findings, opinions, values, estimates, or conclusions upon any subsequent study or analysis or previous study or analysis subsequently becoming known to him.

11.  DOLLAR VALUES, PURCHASING POWER:

     The market value estimated, and the costs used, are as of the date of the estimate of value. All dollar amounts are based on the purchasing power and price of the dollar as of the date of the value estimate.

12.  INCLUSIONS:

     Furnishings and equipment of business operations except as specifically indicated and typically considered as a part of real estate, have been disregarded with only the real estate being considered in the value estimate unless otherwise stated.

13.  PROPOSED IMPROVEMENTS, CONDITIONED VALUE:

     Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purpose of this appraisal to be completed in good and workmanlike manner according to information submitted and/or considered by the appraiser. In cases of proposed construction, the appraisal is subject to change upon inspection of property after construction is completed. This estimate of market value is as of the date shown, as proposed, as if completed and operating at levels shown and projected.

14.  VALUE CHANGE, DYNAMIC MARKET, INFLUENCES:

     The estimated market value is subject to change with market changes over time; value is highly related to exposure, time, promotional effort, terms motivation, and conditions surrounding the offering. The value estimate considers the productivity and relative attractiveness of the property physically and economically in the marketplace. The "Estimate of Market Value" in the appraisal report is not based in whole or in part upon the race, color or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.


                                                 H. J. Porter & Associates, Inc.

     In cases of appraisals involving the capitalization of income benefits, the estimate of market value is a reflection of such benefits and appraiser's interpretation of income and yields and other factors derived from general and specific market information. Such estimates are as of the date of the estimate of value; they are thus subject to change if the market is naturally dynamic.

15.  MANAGEMENT OF THE PROPERTY:

     It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management; neither inefficient nor super efficient.

16.  CONTINUING EDUCATION CURRENT:

     The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum of this program are awarded periodic certification. I am currently certified under the Appraisal Institute Voluntary Continuing Education Program.

17.  FEE:

     The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

18.  AUTHENTIC COPIES:

     The authentic copies of this report are signed in blue ink. Any copy that does not have an original signature is unauthorized and may have been altered.

19.  HAZARDOUS MATERIALS:

     Unless otherwise stated in this report, the appraiser signing this report has no knowledge concerning the presence or absence of urea-formaldehyde foam insulation or asbestos containing material in existing improvements; if such materials are present the value of the property may be adversely affected and reappraisal at additional cost necessary to estimate the effects of such material.

20. Unless otherwise noted within the attached report, there are no items of FF&E included in the reported value. Any equipment included with the property in the value are only those items that are considered as an integral part of the realty, even though technically they could be legally considered as personalty.

                                                 H. J. Porter & Associates, Inc.

21.  NOTE:

     ACCEPTANCE OF, AND/OR USE OF, THIS APPRAISAL REPORT CONSTITUTES ACCEPTANCE OF THE ABOVE CONDITIONS.



                                                 H. J. Porter & Associates, Inc.

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                        HOWARD J. PORTER, JR., MAI, CCIM

CURRENT STATUS

Howard J. Porter, Jr., is involved in the appraisal of and consulting with owners of income producing real estate. He is President of H J Porter & Associates, Inc. with offices located at:


                           H. J. Porter & Assoc., Inc.
                           631 Stage Road/P.O. Box 28
                                Auburn, AL 36830
                                 (334) 826-8682


                       H. J. Porter & Assoc. of Birmingham
                        #14 Office Park Circle Suite 230
                              Birmingham, AL 35223
                                 (205) 871-3600


                       H. J. Porter & Assoc. of Montgomery
                               235 S. Court Street
                              Montgomery, AL 36104
                                 (334) 262-8331


PROFESSIONAL AFFILIATIONS

Mr. Porter is a member of the Appraisal Institute and holds the MAI Designation (Certificate Number 5924). He has served as a member of the SREA Young Advisory Council (1977 & 1978). He served as President of the Birmingham SREA Chapter #106 (1983) and the Montgomery SREA Chapter #127 as President (1986-1987). He is a Realtor(R) Member and past Vice-President of the Lee County Association of Realtors(R), Lee County, AL. He holds the CCIM designation conferred by the Commercial Investment Real Estate Council of the National Association of Realtors(R). He is a member of the International Right of Way Association (Alabama Chapter #26) and is a panel member of the American Arbitration Association.

PROFESSIONAL EDUCATION STATUS

Mr. Porter has taken courses leading to professional designation as offered by the Appraisal Institute (AIREA) and the Society of Real Estate Appraisers (SREA) now merged as The Appraisal Institute. Additionally, he has credit for courses offered by the Real Estate Securities and Syndication Institute (RESSI) the Urban Land Institute (ULI), and the International Right of Way Association (IR/WA), and the Commercial Investment Real Estate Institute. Mr. Porter has also taken various seminars offered by SREA, AIREA, RESSI, IR/WA, Institute of Real Estate Management, and others.

The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum standards of this program are awarded periodic educational certification. He is currently certified under the Institute's voluntary continuing education program. Mr. Porter is currently a Certified General Real Property Appraiser in Alabama (Certificate #CG51) and a Certified Real Estate Appraiser in Georgia (Certificate #182).

HISTORICAL DATA

Howard J. Porter, Jr., was born in Birmingham, Alabama. He was educated in the Jefferson County School System and graduated from Auburn University. His major fields of study were Economics and Finance with a B.S. Degree in Business Administration.

                                                 H. J. Porter & Associates, Inc.

PROFESSIONAL QUALIFICATIONS OF HOWARD J. PORTER, JR.

Mr. Porter has been a licensed Real Estate Broker in Alabama since 1972 and is a Realtor(R) Member of the Lee County Association of Realtors(R). From 1974 through 1983 he was involved with appraisals, market research, syndication and consulting on various types of real estate. From 1983 through 1985 he was President of a regionally active development company headquartered in Auburn, Alabama. In 1985, H.J. Porter & Associates, Inc. was re-established in Auburn, Alabama with affiliate offices in Birmingham and Montgomery, Alabama.

He has taught college level courses on appraisal principles and practices and USPAP, has served as an adjunct faculty member in the Auburn University Department of Community Planning, and is an appraisal instructor for the International Right of Way Association. He also has given talks to various real estate related groups throughout Alabama. Mr. Porter has developed, constructed, owned, and managed investment real estate for his own and affiliated partnership's account.

              REPRESENTATIVE APPRAISAL/CONSULTING CLIENTS INCLUDE:

GOVERNMENTAL                                CORPORATE
------------                                ---------
U. S. Internal Revenue Service              Chrysler Realty Corp.
Jefferson County, AL                        McDonald's Corporation
Montgomery County, AL                       Norfolk Southern Railroad
State of Alabama DOT                        South Central Bell
U.S. Government Services Admin.             Diversified Products Corporation
U.S. Department of the Interior             INOUE SAKAE Co. (Japan)
U.S. Postal Service                         TIME/LIFE Corporation
Farmers Home Administration                 Baptist Medical Center (B'ham)
Birmingham Airport Authority                Alabama Power Company
Auburn University                           Southern Natural Gas
State of Alabama Department of Revenue

LENDERS                                     DEVELOPMENT
-------                                     -----------
South Trust Bank                            Colonial Properties, Inc.
Federal National Mortgage Association       Helms-Roark Development
New York Life Insurance Co.                 Beisel-Moss Development
Provident Mutual Life                       Shannon, Strobel & Weaver
Washington Mortgage Financial               Polar-BEK, Inc.
Columbus Bank & Trust Co.                   Southern Investment Properties
1st Interstate Mortgage (Chicago)           McWhorter & Co.
Nations Bank
AmSouth Bank
First Union Bank

Mr. Porter has appeared as an expert witness in Federal Court and Circuit Courts in various Alabama counties. He has served as a Probate Commissioner for the Jefferson County and Lee County Probate Courts.


                                                 H. J. Porter & Associates, Inc.

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                                 MATTHEW S. RICE

CURRENT STATUS

Matthew S. Rice is involved in the appraisal of and consulting with owners of income producing real estate. He is an Associate Appraiser with H.J. Porter
& Associates, Inc., with offices located at:


                           H.J. Porter & Assoc., Inc.
                              631 Stage Road/Box 28
                                Auburn, AL 36830
                                 (334) 826-8682


                       H.J. Porter & Assoc. of Birmingham
                       #14 Office Park Circle, Suite 230
                              Birmingham, AL 35223
                                 (334) 871-3600



                       H.J. Porter & Assoc. Of Montgomery
                               235 S. Court Street
                              Montgomery, AL 36104
                                 (334) 262-8331


CERTIFICATION

Mr. Rice is currently a Certified General Real Property Appraiser in the State of Georgia (Certificate #4139) and the State of Alabama (Certificate #463).

EDUCATION

Mr. Rice is a 1985 graduate of the University of Georgia, with a degree in Economics. Professional education includes:


Course                                 Sponsor                  Location
------                                 -------                  --------
Real Estate Appraisal Principles       Appraisal Institute      Atlanta, GA
Standards of Professional Practice     Appraisal Institute      Atlanta, GA
Appraisal Procedures                   Appraisal Institute      Athens, GA
Basic Income Capitalization            Appraisal Institute      Chicago, IL


PROFESSIONAL EXPERIENCE

Assignments include the valuation of commercial properties in twenty-five states throughout the Nation. The scope of Mr. Rice's experience includes the appraisal of office buildings, industrial properties, retail buildings, single-family subdivisions, mobile home parks, vacant land, self storage facilities, and multi-family developments. Additionally, Mr. Rice has performed market studies to determine demand for potential self storage development, and market studies to determine subdivision lot pricing and absorption.